  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1994
                                                  REGISTRATION NOS. 33-53495
                                                                    33-53495-01

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

          GTE DELAWARE, L.P.                       GTE CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED (EXACT NAME OF REGISTRANT AS SPECIFIED
              IN CHARTER)                            IN CHARTER)
               DELAWARE                               NEW YORK
    (STATE OR OTHER JURISDICTION OF        (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)         INCORPORATION OR ORGANIZATION)

              06-1395851                             13-1678633
 (I.R.S. EMPLOYER IDENTIFICATION NO.)   (I.R.S. EMPLOYER IDENTIFICATION NO.)

         C/O J. MICHAEL KELLY                     J. MICHAEL KELLY
     SENIOR VICE PRESIDENT-FINANCE          SENIOR VICE PRESIDENT-FINANCE
            GTE CORPORATION                        GTE CORPORATION
          ONE STAMFORD FORUM                     ONE STAMFORD FORUM
      STAMFORD, CONNECTICUT 06904            STAMFORD, CONNECTICUT 06904
             203-965-2000                           203-965-2000
   (Address, including zip code, and      (Address, including zip code, and
telephone number, including area code, telephone number, including area code,
  of Registrant's principal executive    of Registrant's principal executive
    offices and agent for service)         offices and agent for service)

                                --------------

                          COPY OF CORRESPONDENCE TO:

                            GEORGE J. FORSYTH, ESQ.
                        MILBANK, TWEED, HADLEY & MCCLOY
                            1 CHASE MANHATTAN PLAZA
                           NEW YORK, NEW YORK 10005
                                 212-530-5000

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement.

                                --------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                               EXPLANATORY NOTE

  This Registration Statement contains three forms of Prospectus Supplement to the Prospectus included herein: the first form is to be used in connection with an offering by GTE Corporation of Junior Subordinated Deferrable Interest Debentures, the second form is to be used in connection with an offering by GTE Delaware, L.P. of fixed rate Cumulative Monthly Income Preferred Securities, and the third form is to be used in connection with an offering by GTE Delaware, L.P. of adjustable rate Cumulative Monthly Income Preferred Securities.

                SUBJECT TO COMPLETION, DATED JUNE 30, 1994
             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED      , 1994
                                 $


                             GTE CORPORATION LOGO

     % JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES, SERIES A, DUE 2024

                                  ----------

  Interest on the   % Junior Subordinated Deferrable Interest Debentures,
Series A, Due 2024 (the "Series A Junior Subordinated Debentures") is payable semi-annually on June 30 and December 31 of each year, commencing December 31, 1994. The Series A Junior Subordinated Debentures will be redeemable at the
option of GTE Corporation ("GTE"), in whole or in part, on or after     , 2004
at the redemption prices set forth herein. The Series A Junior Subordinated Debentures will be issued only in registered form in denominations of $1,000 and integral multiples thereof. See "Description of the Series A Junior Subordinated Debentures".

  The obligations of GTE under the Series A Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined in the accompanying Prospectus) of GTE. At May 31, 1994, Senior Indebtedness of GTE aggregated approximately $6.4 billion. Senior Indebtedness includes only indebtedness of GTE on an unconsolidated basis.

                                  ----------

  SEE "INVESTMENT CONSIDERATIONS" FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A JUNIOR SUBORDINATED DEBENTURES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENT OF INTEREST ON THE SERIES A JUNIOR SUBORDINATED DEBENTURES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.

                                  ----------

 THESE SECURITIES HAVE NOT BEEN  APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON THE ACCURACY OR ADEQUACY  OF THIS PROSPECTUS SUPPLEMENT OR
      THE  PROSPECTUS TO  WHICH  IT  RELATES.  ANY  REPRESENTATION TO  THE
       CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

                                     INITIAL PUBLIC   UNDERWRITING  PROCEEDS TO
                                    OFFERING PRICE(1) COMMISSION(2) GTE (1)(3)
                                    ----------------- ------------- -----------
Per Series A Junior Subordinated
 Debenture.........................                 %             %           %
Total.............................. $                 $             $

- -----
(1) Plus accrued interest, if any, from       , 1994.
(2) GTE has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
(3) Before deducting estimated expenses of $      payable by GTE.

                                  ----------

  The Series A Junior Subordinated Debentures are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series A Junior Subordinated Debentures will be ready for
delivery in New York, New York, on or about     , 1994.


GOLDMAN, SACHS & CO.
                                  ----------
             The date of this Prospectus Supplement is     , 1994.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

  FOR NORTH CAROLINA PURCHASERS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.

                               ----------------

                           INVESTMENT CONSIDERATIONS

  Prospective purchasers of Series A Junior Subordinated Debentures should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters:

  SUBORDINATION OF SERIES A JUNIOR SUBORDINATED DEBENTURES. The obligations of GTE under the Series A Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness of GTE. At May 31, 1994, Senior Indebtedness of GTE aggregated approximately $6.4 billion. Senior Indebtedness includes only indebtedness of GTE on an unconsolidated basis. There are no terms in the Series A Junior Subordinated Debentures that limit GTE's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series A Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

  OPTION TO EXTEND INTEREST PAYMENT PERIOD. GTE has the right under the Indenture (as defined herein) to extend the interest payment period from time to time on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, semi-annual interest payments on the Series A Junior Subordinated Debentures would be deferred (but would continue to accrue with interest thereon) during any such extended interest payment period. In the event that GTE exercises this right, GTE may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock. Prior to the termination of any such extension period, GTE may further extend the interest payment period, provided that such extension period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any extension period and the payment of all amounts then due, GTE may select a new extension period, subject to the above requirements. GTE believes that the extension of an interest payment period on the Series A Junior Subordinated Debentures is unlikely. See "Description of the Series A Junior Subordinated Debentures-- Option to Extend Interest Payment Period".

  Should an extended interest payment period occur, holders of the Series A Junior Subordinated Debentures will continue to accrue income for United States federal income tax purposes even though interest is not being paid on a current basis. As a result, such a holder will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash from GTE related to such income if such a holder disposes of his or her Series A Junior Subordinated Debentures prior to the record date for payment of interest. See "United States Taxation-- United States Holders".

                                USE OF PROCEEDS

  The net proceeds, exclusive of accrued interest, from the sale of the Series A Junior Subordinated Debentures will be used to reduce short-term obligations, including current maturities (at May 31, 1994, totaling approximately $2.0 billion, at an average interest cost of approximately 4.45%), and for general corporate purposes.

          DESCRIPTION OF THE SERIES A JUNIOR SUBORDINATED DEBENTURES

  The following description of specific terms of the Series A Junior Subordinated Debentures offered hereby supplements and should be read in conjunction with the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Debentures". The following description does not purport to be complete and is qualified in its entirety by reference to the description in the accompanying Prospectus and the Indenture, dated as of June 1, 1994, between GTE and The Bank of New York, as
Trustee, as supplemented by a First Supplemental Indenture, dated as of      ,
1994 (the Indenture, as so supplemented, is hereinafter referred to as the "Indenture").

PRINCIPAL AMOUNT, INTEREST AND MATURITY

  The Series A Junior Subordinated Debentures will be issued as a series of Junior Subordinated Debentures under the Indenture. The Series A Junior Subordinated Debentures will be limited in aggregate principal amount to $ million.

  The Series A Junior Subordinated Debentures are to mature      , 2024 and
will bear interest at the rate per annum shown in the title thereof payable semi-annually on June 30 and December 31, commencing December 31, 1994, to the person in whose name the Series A Junior Subordinated Debenture is registered at the close of business on the preceding June 15 or December 15, respectively. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

FORM AND DENOMINATION

  The Series A Junior Subordinated Debentures will be issued only in registered form in denominations of $1,000 and integral multiples thereof.

REDEMPTION

  The Series A Junior Subordinated Debentures will be redeemable at the option
of GTE, as a whole or in part, at any time on or after       , 2004 and prior
to maturity, upon not less than 30 nor more than 60 days' notice, at the respective redemption prices (expressed in percentage of the principal amount
to be redeemed) during the twelve-month periods commencing on       of the
years indicated:

                              REDEMPTION                               REDEMPTION
YEAR                            PRICE    YEAR                            PRICE
- ----                          ---------- ----                          ----------
2004........................           % 2014........................   100.00%
2005........................           % 2015........................   100.00%
2006........................           % 2016........................   100.00%
2007........................           % 2017........................   100.00%
2008........................           % 2018........................   100.00%
2009........................           % 2019........................   100.00%
2010........................           % 2020........................   100.00%
2011........................           % 2021........................   100.00%
2012........................           % 2022........................   100.00%
2013........................           % 2023........................   100.00%

in each case, together with accrued interest to the redemption date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  GTE shall have the right at any time during the term of the Series A Junior Subordinated Debentures to extend the interest payment period from time to time to a period not exceeding 60 consecutive months (the "Extension Period"), at the end of which Extension Period GTE shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Junior Subordinated Debentures to the extent permitted by applicable law); provided, that, during any such Extension Period, GTE shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock. Prior to the termination of any such Extension Period, GTE may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, GTE may select a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. GTE shall give the holders of the Series A Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next interest payment date or (ii) the date GTE is required to give notice to holders of the Series A Junior Subordinated Debentures (or, if applicable, to the New York Stock Exchange or other applicable self-regulatory organization) of the record or payment date of such interest payment, but in any event not less than two Business Days prior to such record date.

PAYING AGENT AND REGISTRAR

  The Bank of New York will act as paying agent and registrar for the Series A Junior Subordinated Debentures.

                             UNITED STATES TAXATION

GENERAL

  This section is a summary of certain United States federal income tax considerations that may be relevant to prospective purchasers of Series A Junior Subordinated Debentures and represents the opinion of Sullivan & Cromwell, special tax counsel to GTE, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below.

  No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Series A Junior Subordinated Debentures. Moreover, the discussion focuses on holders of Series A Junior Subordinated Debentures who are individual citizens or residents of the United States that hold the Series A Junior Subordinated Debentures as a capital asset and has only limited application to corporations, estates, trusts or non-resident aliens. Accordingly, each prospective purchaser of Series A Junior Subordinated Debentures should consult, and should depend on, his or her own tax advisor in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Series A Junior Subordinated Debentures.

UNITED STATES HOLDERS

  For purposes of this discussion, a United States Holder is a beneficial owner who or that is (i) a citizen or resident of the United States, (ii) a domestic corporation or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the Series A Junior Subordinated Debentures.

  Interest on Series A Junior Subordinated Debentures will be included in the income of a United States Holder as it accrues, rather than when it is paid, regardless of the United States Holder's regular method of accounting for tax purposes. United States holders may therefore include interest in income for taxable years prior to the year in which the interest is actually received. This should only occur, however, during an Extension Period or in the case of a United States Holder who has not adopted a calendar tax year.

  A United States Holder will generally recognize gain or loss on the sale or retirement of a Series A Junior Subordinated Debenture equal to the difference between the amount realized from the sale or retirement and the tax basis of the Series A Junior Subordinated Debenture. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the Series A Junior Subordinated Debenture has been held for more than one year. The tax basis of the Series A Junior Subordinated Debenture will generally equal the amount paid for it, increased by the amount of any accrued but unpaid interest.

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is any holder who or which is (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust, in either case not subject to United States federal income tax on a net income basis in respect of a Series A Junior Subordinated Debenture.

  Under current United States federal income tax law, subject to the discussion below with respect to backup withholding:

    (i) Payments by GTE or any of its paying agents to any holder of a Series A Junior Subordinated Debenture who or which is a United States Alien Holder will not be subject to United

  States federal withholding tax provided that (a) the beneficial owner of the Series A Junior Subordinated Debenture does not actually or constructively own 10%, or more of the total combined voting power of all classes of capital stock of GTE entitled to vote, (b) the beneficial owner of the Series A Junior Subordinated Debenture is not a controlled foreign corporation that is related to GTE through stock ownership and (c) either
  (x) the beneficial owner of the Series A Junior Subordinated Debenture certifies to GTE or its agent, under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (y) the holder of the Series A Junior Subordinated Debenture is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and such holder certifies to GTE or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes GTE or its agent with a copy thereof; and

    (ii) a United States Alien Holder of a Series A Junior Subordinated Debenture will generally not be subject to United States federal withholding tax on any gain realized on the sale or exchange of a Series A Junior Subordinated Debenture unless such holder is present in the United States for 183 days or more in the taxable year of sale and either has a "tax home" in the United States or certain other requirements are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  In general, information reporting requirements will apply to payments of principal and interest on a Series A Junior Subordinated Debenture, and the proceeds of the sale of a Series A Junior Subordinated Debenture prior to maturity within the United States, with respect to non-corporate United States Holders, and "backup withholding" at a rate of 31% will apply to such payments if the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns.

  Information reporting and backup withholding will not apply to payments of principal and interest made by GTE or a paying agent to a United States Alien Holder on a Series A Junior Subordinated Debenture if the certification described in clause (i) (c) under "United States Alien Holders" above is received, provided that the payor does not have actual knowledge that the holder is a United States Holder.

  Payments of the proceeds from the sale by a United States Alien Holder of a Series A Junior Subordinated Debenture made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of proceeds from the sale of a Series A Junior Subordinated Debenture to or through the United States office of a broker is subject to information reporting and backup withholding unless the United States Alien Holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, GTE has agreed to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase from GTE, the principal amount of Series A Junior Subordinated Debentures set forth opposite its name below:

                                                                PRINCIPAL AMOUNT
                                                                  OF SERIES A
                                                                     JUNIOR
                                                                  SUBORDINATED
                             UNDERWRITER                           DEBENTURES
                             -----------                        ----------------
      Goldman, Sachs & Co......................................     $




                                                                    -------
                                                                    $
                                                                    =======

  The Underwriting Agreement provides that the Underwriters will be obligated to purchase all of the Series A Junior Subordinated Debentures if any are purchased.

  The Underwriters have advised GTE that they propose initially to offer the Series A Junior Subordinated Debentures to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and
to certain dealers at such price less a concession not in excess of   % of the
principal amount of the Series A Junior Subordinated Debentures. The Underwriters may allow, and such dealers may reallow, a concession not in excess of % of the principal amount of the Series A Junior Subordinated Debentures to certain brokers and dealers. After the Series A Junior Subordinated Debentures are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

  The Series A Junior Subordinated Debentures are a new issue of securities with no established trading market. GTE has been advised by the Underwriters that they intend to make a market in the Series A Junior Subordinated Debentures, but they are not obligated to do so and may discontinue such market- making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Junior Subordinated Debentures.

  GTE has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Certain of the Underwriters engage in transactions with, and from time to time have performed services for, GTE and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS


  Statements as to United States taxation in the Prospectus Supplement under the caption "United States Taxation" have been passed upon for GTE by Sullivan & Cromwell, special tax counsel to GTE, and are stated herein on their authority.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                                ---------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
Investment Considerations................................................. S-2
Use of Proceeds........................................................... S-3
Description of the Series A Junior Subordinated Debentures................ S-3
United States Taxation.................................................... S-5
Underwriting.............................................................. S-7
Legal Matters............................................................. S-7
                                   PROSPECTUS
Available Information.....................................................   2
Incorporation of Certain Documents by Reference...........................   2
GTE Delaware..............................................................   3
GTE Corporation...........................................................   3
Consolidated Ratios of Earnings to Fixed Charges and Earnings to Combined
 Fixed Charges and Preferred Stock Dividends of GTE Corporation...........   3
Use of Proceeds...........................................................   4
Description of the Preferred Securities...................................   4
Description of the Guarantee..............................................   5
Description of the Junior Subordinated Debentures.........................   7
Plan of Distribution......................................................  12
Experts...................................................................  13
Legal Opinions............................................................  13

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     $

                             GTE CORPORATION LOGO

  % JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES, SERIES A, DUE 2024

                                ---------------

                             PROSPECTUS SUPPLEMENT

                                ---------------

                              GOLDMAN, SACHS & CO.



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED JUNE 30, 1994
             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED      , 1994
                               PREFERRED SECURITIES
                                  GTE DELAWARE

      % CUMULATIVE MONTHLY INCOME PREFERRED SECURITIES, SERIES A ("MIPS"*)

  (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY) GUARANTEED TO THE EXTENT
                THE ISSUER HAS FUNDS AS SET FORTH HEREIN BY

                             GTE CORPORATION LOGO
                                  ----------
  The % Cumulative Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities"), representing the limited partner interests offered hereby are being issued by GTE Delaware, L.P., a limited partnership formed under the laws of the State of Delaware ("GTE Delaware"). GTE Corporation, a New York corporation ("GTE"), is the general partner in GTE Delaware. GTE Delaware exists for the sole purpose of issuing its limited partnership interests and investing the proceeds thereof in debt securities of GTE. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to cash distributions and amounts payable on liquidation over the general partner's interest in GTE Delaware.
  Holders of the Series A Preferred Securities will be entitled to receive cumulative cash distributions at an annual rate of % of the liquidation preference of $25 per Series A Preferred Security, accruing from the date of original issuance and payable monthly in arrears on the last day of each
calendar month of each year, commencing      , 1994 ("dividends"). The payment
of dividends, out of moneys held by GTE Delaware, and payments on liquidation of GTE Delaware or the redemption of Series A Preferred Securities, as set forth below, are guaranteed by GTE to the extent described herein and in the accompanying Prospectus (the "Guarantee"). See "Description of the Guarantee" in the accompanying Prospectus. If GTE fails to make interest payments on its debt securities purchased by GTE Delaware, GTE Delaware will have insufficient funds to pay dividends on the Series A Preferred Securities. The Guarantee does not cover payment of dividends when GTE Delaware does not have sufficient funds to pay such dividends. In such event, the remedy of a holder of Series A Preferred Securities is to enforce the rights of GTE Delaware under the debt securities purchased by GTE Delaware from GTE.
  The Series A Preferred Securities are redeemable at the option of GTE
Delaware, in whole or in part, from time to time, on or after      , 1999, at
$25 per Series A Preferred Security plus accrued and unpaid dividends thereon to the date fixed for redemption (the "Redemption Price"). See "Description of the Series A Preferred Securities--Optional Redemption".

  In addition, upon the occurrence of certain special events arising from a change in law or a change in legal interpretation, the Series A Preferred Securities are redeemable in whole at the Redemption Price at the option of GTE, in its capacity as the general partner of GTE Delaware (the "General Partner"), or the General Partner may dissolve GTE Delaware and cause to be distributed to the holders of the Series A Preferred Securities, on a pro rata
basis,   % Junior Subordinated Deferrable Interest Debentures, Series A, Due
2024 of GTE (the "Series A Junior Subordinated Debentures") in lieu of any cash distribution. If the Series A Junior Subordinated Debentures are distributed to the holders of the Series A Preferred Securities, GTE will use its best efforts to have the Series A Junior Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed. The obligations of GTE under the Series A Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined in the accompanying Prospectus) of GTE. At May 31, 1994, Senior Indebtedness of GTE aggregated approximately $6.4 billion. Senior Indebtedness includes only indebtedness of GTE on an unconsolidated basis. See "Description of the Series A Preferred Securities--Special Event Redemption or Distribution" and "Description of the Series A Junior Subordinated Debentures".

  In the event of the dissolution of GTE Delaware, the holders of the Series A Preferred Securities will be entitled to receive for each Series A Preferred Security a liquidation preference of $25 plus accrued and unpaid dividends thereon to the date of payment, subject to certain limitations, unless, in connection with such dissolution, Series A Junior Subordinated Debentures are distributed to the holders of the Series A Preferred Securities. See "Description of the Series A Preferred Securities--Liquidation Distribution Upon Dissolution".
                                  ----------
  SEE "INVESTMENT CONSIDERATIONS" FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE SERIES A PREFERRED SECURITIES AND SERIES A JUNIOR SUBORDINATED DEBENTURES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.
                                  ----------
  Application has been made to list the Series A Preferred Securities on the New York Stock Exchange.
                                  ----------
 THESE SECURITIES HAVE NOT BEEN  APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON THE ACCURACY OR ADEQUACY  OF THIS PROSPECTUS SUPPLEMENT OR
      THE  PROSPECTUS TO  WHICH  IT  RELATES.  ANY  REPRESENTATION TO  THE
       CONTRARY IS A CRIMINAL OFFENSE.
                                  ----------






                                INITIAL PUBLIC UNDERWRITING     PROCEEDS TO
                                OFFERING PRICE COMMISSION(1) GTE DELAWARE(2)(3)
                                -------------- ------------- ------------------
Per Series A Preferred Security $                      (2)   $
Total.......................... $                      (2)   $

- -----
(1) GTE Delaware and GTE have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(2) In view of the fact that the proceeds of the sale of the Series A Preferred Securities will ultimately be invested in Series A Junior Subordinated Debentures, the Underwriting Agreement provides that GTE will pay to the Underwriters, as compensation ("Underwriters' Compensation") for their
    arranging the investment therein of such proceeds, $    per Series A
    Preferred Security (or $    in the aggregate); provided, that such
    compensation will be $    per Series A Preferred Security sold to certain
    institutions. Therefore, to the extent that Series A Preferred Securities are sold to such institutions, the actual amount of Underwriters' Compensation will be less than the amount specified in the preceding sentence. See "Underwriting".
(3) Expenses of the offering which are payable by GTE are estimated to be $   .
                                  ----------
  The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, and subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Series A Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company on or
about     , 1994.
- -----
  * An application has been filed by Goldman, Sachs & Co. with the United States Patent and Trademark Office for the registration of the MIPS servicemark.
GOLDMAN, SACHS & CO.
                                  ----------
             The date of this Prospectus Supplement is     , 1994.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

  FOR NORTH CAROLINA PURCHASERS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.

                               ----------------

                                 GTE DELAWARE

  GTE Delaware is a limited partnership which was formed under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") by filing a certificate of limited partnership with the Delaware Secretary of State on May 3, 1994. The initial partners in GTE Delaware are GTE, as general partner, and GTE Finance Corporation, a Delaware corporation and a wholly-owned subsidiary of GTE ("GTE Finance"), as limited partner. Upon the issuance of the Series A Preferred Securities, which securities represent limited partner interests in GTE Delaware, GTE Finance will remain as a limited partner, but will have no interest in the profits and dividends or in the assets of GTE Delaware. The General Partner will agree to contribute capital to the extent required to maintain its capital at an amount equal to at least 3% of the total capital contributions to GTE Delaware. GTE and GTE Finance entered into a limited partnership agreement dated as of May 3, 1994. Such limited partnership agreement will be amended and restated in its entirety (as so amended and restated, the "Limited Partnership Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

  GTE Delaware is managed by the General Partner and exists for the sole purpose of issuing its limited partnership interests and investing the proceeds thereof in junior subordinated debentures of GTE ("Junior Subordinated Debentures"). The rights of the holders of the Series A Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement and the Partnership Act. See "Description of the Series A Preferred Securities".

                                GTE CORPORATION

  GTE is the fourth-largest publicly-held telecommunications company in the world, the largest U.S.-based local telephone company and the second-largest provider of cellular-mobile telephone services in the United States in terms of population in the areas served. As of March 31, 1994, through Telephone Operations, GTE provided local telephone services to approximately 17.2 million customer access lines in 33 states within the United States and approximately 5.1 million customer access lines in British Columbia and Quebec, Canada, the Dominican Republic and Venezuela. Through Telecommunications Products and Services, GTE provides cellular-mobile communications, command, control and communication systems, information marketing and networking services, satellite services and air-to-ground communications, and publishes yellow pages telephone directories. As of March 31, 1994, GTE's cellular operations served a potential subscriber population of approximately 53.1 million "POPs" in the United States.

                           INVESTMENT CONSIDERATIONS

  Prospective purchasers of Series A Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters:

  SUBORDINATION OF GUARANTEE AND SERIES A JUNIOR SUBORDINATED DEBENTURES. GTE's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of GTE. The obligations of GTE under the Series A Junior Subordinated Debentures described under "Description of the Series A Junior Subordinated Debentures" are subordinate and junior in right of payment to Senior Indebtedness of GTE. At May 31, 1994, Senior Indebtedness of GTE aggregated approximately $6.4 billion. Senior Indebtedness includes only indebtedness of GTE on an unconsolidated basis. There are no terms in the Series A Preferred Securities, the Series A Junior Subordinated Debentures or the Guarantee that limit GTE's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series A Junior Subordinated Debentures and the Guarantee. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Junior Subordinated Debentures-- Subordination" in the accompanying Prospectus.

  OPTION TO EXTEND INTEREST PAYMENT PERIOD. GTE has the right under the Indenture to extend the interest payment period from time to time on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest thereon) by GTE Delaware during any such extended interest payment period. In the event that GTE exercises this right, GTE may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock. Prior to the termination of any such extension period, GTE may further extend the interest payment period, provided that such extension period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any extension period and the payment of all amounts then due, GTE may select a new extension period, subject to the above requirements. GTE Delaware and GTE believe that the extension of a payment period on the Series A Junior Subordinated Debentures is unlikely. See "Description of the Series A Preferred Securities--Dividends" and "Description of the Series A Junior Subordinated Debentures--Option to Extend Interest Payment Period".

  Should an extended interest payment period occur, GTE Delaware will continue to accrue income for United States federal income tax purposes which will be allocated, but not distributed, to holders of record of Series A Preferred Securities. As a result, such a holder will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash from GTE Delaware related to such income if such a holder disposes of his or her Series A Preferred Securities prior to the record date for payment of dividends. See "United States Taxation--Potential Extension of Interest Payment Period".

  SPECIAL EVENT REDEMPTION OR DISTRIBUTION. Upon the occurrence of a Special Event (as defined herein), the General Partner will elect to either (i) redeem the Series A Preferred Securities in whole or (ii) dissolve GTE Delaware and cause Series A Junior Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in connection with the liquidation of GTE Delaware. The Series A Junior Subordinated Debentures will initially be issued at face value as a Global Security (as defined herein) and will be limited in aggregate principal amount to approximately $ million, such amount being the sum of the aggregate stated liquidation preference of the Series A Preferred Securities and the General Partnership Payment (as defined herein). In the case of a Tax Event (as defined herein), the General Partner may also elect to cause the Series A Preferred Securities to remain outstanding. See "Description of the Series A Preferred Securities--Special Event Redemption or Distribution" and "Description of the Series A Junior Subordinated Debentures--General".

  Under current United States federal income tax law, such a distribution would not be a taxable event to holders of the Series A Preferred Securities. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Special Event, however, the dissolution could be a taxable event to holders of the Series A Preferred Securities. In the judgment of special tax counsel to GTE and GTE Delaware, the series of events which would result in the recognition of taxable gain by holders of the Series A Preferred Securities, by reason of a dissolution of GTE Delaware in response to a Special Event, is unlikely to occur. There can be no assurance in this regard, however. See "United States Taxation--Receipt of Series A Junior Subordinated Debentures Upon Liquidation of GTE Delaware".

              SUMMARY FINANCIAL AND OPERATING INFORMATION OF GTE

  The selected data presented below under the captions "Income Statement Data" and "Operating and Other Data" for each of the years in the five-year period ended December 31, 1993 and "Balance Sheet Data" as of the end of each of such years has been derived from the books, records and the consolidated financial statements of GTE, which have been audited by Arthur Andersen & Co., independent certified public accountants. The selected data presented below as of and for each of the quarters ended March 31, 1994 and 1993 has been derived from the books, records and the consolidated financial statements of GTE, which have not been audited. The consolidated financial statements as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, and the independent auditors' report thereon, and the consolidated financial statements as of and for each of the quarters ended March 31, 1994 and 1993, have been incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. This financial information should be read in conjunction with such consolidated financial statements and the notes thereto.

                                                                             QUARTERS ENDED
                                                                                MARCH 31,
                                    YEARS ENDED DECEMBER 31,                   (UNAUDITED)
                          ------------------------------------------------  ------------------
                            1989      1990      1991      1992      1993      1993      1994
                          --------  --------  --------  --------  --------  --------  --------
                          (IN MILLIONS, EXCEPT PER SHARE DATA AND CELLULAR SUBSCRIBERS)
INCOME STATEMENT DATA:
Revenues and Sales......  $ 18,251  $ 19,157  $ 19,621  $ 19,984  $ 19,748  $  4,826  $  4,746
Operating Income(a).....     3,577     3,787     3,742     4,216     2,565     1,101     1,118
Net Income (Loss)(a):
 Continuing Operations..     1,503     1,579     1,492     1,761       972       456       500
 Consolidated...........     1,611     1,671     1,543      (780)      882       456       500
Per Common Share:
 Net Income (Loss)(a):
 Continuing Operations..      1.75      1.82      1.69      1.95      1.03       .48       .52
 Consolidated...........      1.87      1.93      1.75      (.86)      .93       .48       .52
 Common Dividends De-
  clared................      1.40      1.52      1.64      1.76      1.85      .455       .47
Consolidated Ratio of
 Earnings to Fixed
 Charges (Unaudited)(b).      2.52      2.35      2.22      2.66      2.07      2.94      3.69
Consolidated Ratio of
 Earnings to Combined
 Fixed Charges and
 Preferred Stock
 Dividends
 (Unaudited)(b).........      2.42      2.28      2.17      2.61      2.04      2.90      3.61
OPERATING AND OTHER DA-
 TA:
Telephone Operations:
 Revenues and Sales.....  $ 15,072  $ 15,393  $ 15,652  $ 15,862  $ 15,829  $  3,915  $  3,865
 Operating Income(c)....     3,528     3,771     3,807     4,034     2,694     1,041     1,025
 Access Minutes of Use..    39,994    44,533    47,979    51,976    55,616    13,613    14,172
 Percentage Increase(d).      12.1%     11.3%      7.7%      8.3%      7.2%      9.2%      6.6%
 Network Access Lines:
 U.S.(e)................      15.2      15.8      16.2      16.8      17.1      17.0      17.2
 Worldwide(e)...........      17.6      18.3      20.5      21.4      22.1      21.6      22.3
U.S. Cellular-Mobile Op-
 erations (Unaudited):
 Service Revenues.......  $    260  $    478  $    675  $    853  $  1,082  $    238  $    335
 Operating Income.......         4         9        10        62       134        29        50
 Operating Cash Flow
  (Operating Income
  Before Depreciation
  and Amortization).....        43       107       183       266       356        78       113
 Adjusted "POPS"(f).....      39.2      51.7      52.2      53.1      53.0      53.2      53.1
 Subscribers (In thou-
  sands)................       282       594       811     1,090     1,585     1,156     1,718
                                                                             QUARTERS ENDED
                                                                                MARCH 31,
                                       AS OF DECEMBER 31,                      (UNAUDITED)
                          ------------------------------------------------  ------------------
                            1989      1990      1991      1992      1993      1993      1994
                          --------  --------  --------  --------  --------  --------  --------
                                                    (IN MILLIONS)
BALANCE SHEET DATA:
Property, Plant and
 Equipment-Net..........  $ 27,666  $ 28,688  $ 29,323  $ 29,820  $ 28,720  $ 29,830  $ 28,670
Total Assets............    36,921    40,178    42,437    42,144    41,575    41,473    41,353
Short-Term Obligations,
 including Current Matu-
 rities.................     1,227     3,013     2,291     2,692     1,644     2,232     2,679
Long-Term Debt and Re-
 deemable Preferred
 Stock..................    13,137    14,130    16,252    14,356    13,175    13,595    12,127
Common Shareholders' Eq-
 uity...................     9,516    10,264    10,854     9,964     9,482    10,097     9,612

- --------
(a) Operating income in 1993 was reduced by a one-time $1.8 billion pre-tax restructuring charge primarily for the implementation of a re-engineering plan at Telephone Operations and the reduction in the carrying value of satellite communication and certain other assets to estimated net realizable value. Operating income in 1993 was also reduced by a $74 million pre-tax charge for the cost of voluntary separation programs at Telephone Operations. Consolidated net income in 1993 also included an after-tax extraordinary charge of $90 million for the early retirement of high-coupon debt as well as a $91 million after-tax gain on the sales of certain non-strategic telephone properties. These special items reduced consolidated net income by $1.2 billion, or $1.27 per share.

    The consolidated net loss in 1992 included a non-cash, after-tax charge of $2.4 billion, or $2.70 per share, for the cumulative effect of accounting changes for postretirement health care and life insurance benefits and income taxes; and charges totaling $100 million, or $.11 per share, associated with the sale of the Electrical Products Group, which was accounted for as a discontinued operation.

    Operating income in 1991 was reduced by pre-tax costs of $342 million incurred in connection with the merger and integration of GTE and Contel Corporation. These costs, net of a gain on the transfer of certain cellular properties, reduced 1991 net income by $204 million, or $.23 per share.

(b) For purposes of computing the consolidated ratios, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense, preferred stock dividends of subsidiaries, the additional income requirement to cover preferred dividends of subsidiaries and the portion of rent expense representing interest. Amounts applicable to entities that are at least 50%-owned have been added to both earnings and fixed charges, and amounts applicable to minority interests have been deducted from both earnings and fixed charges. Excluding from 1993 the effect of the one-time restructuring charge, the cost of voluntary separation programs at Telephone Operations and the gain on the sale of non-strategic telephone properties (see note
    (a)), the consolidated ratio of earnings to fixed charges would have been
    3.31 and the consolidated ratio of earnings to combined fixed charges and preferred stock dividends would have been 3.26.

(c) Operating income of Telephone Operations in 1993 was reduced by a one-time $1.4 billion pre-tax restructuring charge primarily for the implementation of a re-engineering plan and a $74 million pre-tax charge for the cost of voluntary separation programs.

(d) Excludes impact of non-strategic telephone properties sold in 1993.

(e) Access lines as of December 31, 1993 and March 31, 1994 exclude 440,000 net lines sold during 1993. Worldwide access lines include 2.0 million,
    1.8 million and 1.6 million lines served by Compania Anonima Nacional Telefonos de Venezuela ("CANTV") in Venezuela in 1993-1991, respectively. GTE acquired operating control of CANTV in 1991.

(f) Represents total United States population served times GTE's percentage interest in the market.

                             CAPITALIZATION OF GTE

  The following table sets forth the consolidated short-term obligations and capitalization of GTE as of March 31, 1994, and as adjusted to reflect the application of the estimated net proceeds from the sale of the Series A Preferred Securities. See "Use of Proceeds".

                                                             MARCH 31, 1994
                                                           --------------------
                                                           ACTUAL   AS ADJUSTED
                                                           -------  -----------
                                                              (IN MILLIONS)
Short-term obligations, including current maturities...... $ 2,679    $
                                                           =======    =======
Long-term debt(a)......................................... $12,004    $12,004
                                                           -------    -------
Minority interests in equity of subsidiaries..............   1,117
                                                           -------    -------
Preferred Stock, subject to mandatory redemption..........     123        123
                                                           -------    -------
Shareholders' equity:
  Preferred stock.........................................      11         11
  Common stock............................................      48         48
  Amounts paid in, in excess of par value.................   7,375      7,375
  Reinvested earnings.....................................   2,828      2,828
  Guaranteed ESOP obligations.............................    (639)      (639)
                                                           -------    -------
    Total shareholders' equity............................   9,623      9,623
                                                           -------    -------
    Total capitalization (excluding short-term
     obligations)......................................... $22,867    $
                                                           =======    =======

- --------
(a) Senior Indebtedness of GTE, for purposes of the subordination provisions of the Series A Junior Subordinated Debentures, includes only indebtedness of GTE on an unconsolidated basis. As of March 31, 1994, such Senior Indebtedness aggregated approximately $6.3 billion.

                                USE OF PROCEEDS

  The proceeds from the sale of the Series A Preferred Securities will be invested in the Series A Junior Subordinated Debentures issued pursuant to the Indenture described herein, and ultimately will be used by GTE to reduce short-term obligations, including current maturities (at May 31, 1994, totaling approximately $2.0 billion, at an average interest cost of approximately 4.45%), and for general corporate purposes.

               DESCRIPTION OF THE SERIES A PREFERRED SECURITIES

GENERAL

  All of the partnership interests in GTE Delaware, other than the Series A Preferred Securities offered hereby, are owned directly or indirectly by GTE. The Limited Partnership Agreement authorizes and creates the Series A Preferred Securities, which represent limited partner interests in GTE Delaware (the "Preferred Securities"). Preferred Securities may be issued from time to time in one or more series as described in the accompanying Prospectus. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to dividends and amounts payable on liquidation over the General Partner's interest in GTE Delaware. The Limited Partnership Agreement does not permit the issuance of any Preferred Securities ranking, as to participation in profits and dividends and in the assets of GTE Delaware, senior or junior to the Series A Preferred Securities or the incurrence of any indebtedness by GTE Delaware. The summary of certain terms and provisions of the Series A Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement and the Partnership Act.

DIVIDENDS

  The dividends payable on each Series A Preferred Security will be fixed at a
rate per annum of   % of the stated liquidation preference of $25 per
Preferred Security. Dividends in arrears for more than one month will bear
interest thereon at the rate per annum of   % thereof. The term "dividends" as
used herein includes any such interest payable unless otherwise stated. The amount of dividends payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

  Dividends on the Series A Preferred Securities will be cumulative, will accrue from the date of initial issuance and will be payable monthly in arrears, on the last day of each calendar month of each year, commencing
 , 1994, when, as and if available and determined to be so payable by GTE, as the General Partner, except as otherwise described below. GTE has the right under the Indenture to extend the interest payment period from time to time on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest) by GTE Delaware during any such extended interest payment period. In the event that GTE exercises this right, GTE may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock. Prior to the termination of any such extension period, GTE may further extend the interest payment period, provided that such extension period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any extension period and the payment of all amounts then due, GTE may select a new extension period, subject to the above requirements. See "Description of the Series A Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period".

  Dividends on the Series A Preferred Securities must be paid on the dates payable to the extent that GTE Delaware has (i) funds legally available for the payment of such dividends and (ii) cash on hand sufficient to permit such payments. It is anticipated that GTE Delaware's earnings available for distribution to the holders of the Series A Preferred Securities will be limited to payments under the Series A Junior Subordinated Debentures in which GTE Delaware will invest the proceeds from the issuance and sale of the Series A Preferred Securities and the General Partner's capital contribution. See "Description of the Series A Junior Subordinated Debentures". The payment of dividends, out of moneys held by GTE Delaware, are guaranteed by GTE as set forth under "Description of the Guarantee" in the accompanying Prospectus.

  Dividends on the Series A Preferred Securities will be payable to the holders thereof as they appear on the books and records of GTE Delaware on the relevant record dates, which, as long as the Series A Preferred Securities remain in book-entry-only form, will be one business day (as defined below) prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Limited Partnership Agreement, each such payment will be made as described under "Book-Entry-Only Issuance--The Depository Trust Company" below. In the event the Series A Preferred Securities shall not continue to remain in book-entry-only form, the General Partner shall have the right to select relevant record dates which shall be more than one Business Day prior to the relevant payment dates. In the event that any date on which dividends are payable on the Series A Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

CERTAIN RESTRICTIONS ON GTE DELAWARE

  If dividends have not been paid in full on the Series A Preferred Securities, GTE Delaware shall not:

  (i) pay, or set aside for payment, any dividends on any other series of Preferred Securities, unless the amount of any dividends declared on any other series of Preferred Securities is paid on such other series of Preferred Securities and the Series A Preferred Securities on a pro rata basis on the date such dividends are paid on such other series of Preferred Securities, so that

    (x) the aggregate amount of dividends paid on the Series A Preferred Securities bears to the aggregate amount of dividends paid on such other series of Preferred Securities the same ratio as

    (y) the aggregate of all accrued and unpaid dividends in respect of the Series A Preferred Securities bears to the aggregate of all accrued and unpaid dividends in respect of such other series of Preferred
    Securities; or

  (ii) redeem, purchase or otherwise acquire any other Preferred Securities;

until, in each case, such time as all accrued and unpaid dividends on the Series A Preferred Securities shall have been paid in full for all dividend periods terminating on or prior to, in the case of clause (i), such payment and, in the case of clause (ii), the date of such redemption, purchase or acquisition.

  As of the date of this Prospectus Supplement, there are no series of Preferred Securities outstanding.

OPTIONAL REDEMPTION

  The Series A Preferred Securities are redeemable, at the option of GTE
Delaware, in whole or in part, from time to time, on or after      , 1999,
upon not less than 30 nor more than 60 days' notice, at the Redemption Price. In the event that fewer than all the outstanding Series A Preferred Securities are to be so redeemed, the Series A Preferred Securities to be redeemed will be selected as described under "Book-Entry-Only Issuance--The Depository Trust Company" below. If a partial redemption would result in the delisting of the Series A Preferred Securities, GTE Delaware may only redeem the Series A Preferred Securities in whole.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  If a Tax Event or an Investment Company Event (each, as defined below, and, each, a "Special Event") shall occur and be continuing, the General Partner shall elect to either (i) redeem the Series A Preferred Securities in whole (and not in part), upon not less than 30 or more than 60 days' notice at the Redemption Price within 90 days following the occurrence of such Special Event; provided, that, if at the time there is available to the General Partner the opportunity to eliminate, within such 90 day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on GTE Delaware or GTE, the General Partner will pursue such measure in lieu of redemption, or (ii) dissolve GTE Delaware and cause Series A Junior Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of GTE Delaware, within 90 days following the occurrence of such Special Event. In the case of a Tax Event, the General Partner may also elect to cause the Series A Preferred Securities to remain outstanding.

  "Tax Event" means that the General Partner shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date) or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the
generally accepted position on      , 1994, which amendment or change is
effective or such interpretation or pronouncement is announced on or after
 , 1994, there is more than an insubstantial risk that (i) GTE Delaware is subject to federal income tax with respect to interest received on the Series A Junior Subordinated Debentures, (ii) interest payable to GTE Delaware on the Series A Junior Subordinated Debentures will not be deductible for federal income tax purposes or (iii) GTE Delaware is subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Investment Company Event" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that GTE Delaware is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which
Change in 1940 Act Law becomes effective on or after      , 1994; provided,
that no Investment Company Event shall be deemed to have occurred if the General Partner obtains a written opinion of nationally recognized independent counsel experienced in practice under the 1940 Act to the effect that the General Partner has successfully issued an additional or supplemental irrevocable and unconditional guarantee (x) of accrued and unpaid dividends (whether or not determined to be paid out of moneys legally available therefor) on the Series A Preferred Securities and (y) of the full amount of the Liquidation Distribution (as hereinafter defined) on the Series A Preferred Securities upon a liquidation of GTE Delaware (regardless of the amount of assets of GTE Delaware otherwise available for distribution in such liquidation) to avoid such Change in 1940 Act Law so that in the opinion of such counsel, notwithstanding such Change in 1940 Act Law, GTE Delaware is not required to be registered as an "investment company" within the meaning of the 1940 Act.

  After the date fixed for any distribution of Series A Junior Subordinated Debentures, upon dissolution of GTE Delaware, (i) the Series A Preferred Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company (the "Depository" or "DTC") or its nominee, as the record holder of the Series A Preferred Securities, will receive a registered global certificate or certificates representing the Series A Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Series A Preferred Securities not held by DTC or its nominee will be deemed to represent Series A Junior Subordinated Debentures having a principal amount equal to the aggregate of the stated liquidation preference of, and accrued and unpaid dividends on, such Series A Preferred Securities until such certificates are presented to GTE or its agent for transfer or reissuance.

MANDATORY REDEMPTION

  Upon the repayment of the Series A Junior Subordinated Debentures at maturity, the proceeds from such repayment will be applied to redeem the Series A Preferred Securities, in whole, upon not less than 30 nor more than 60 days' notice, at the Redemption Price.

REDEMPTION PROCEDURES

  GTE Delaware may not redeem fewer than all the outstanding Series A Preferred Securities unless all accrued and unpaid dividends have been paid on all Series A Preferred Securities for all monthly dividend periods terminating on or prior to the date of redemption.

  If GTE Delaware gives a notice of redemption in respect of Series A Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York time, on the redemption date, GTE Delaware will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Series A Preferred Securities. See "Book-Entry-Only Issuance-- The Depository Trust Company". If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Series A Preferred Securities so called for redemption will cease, except the right of the holders of such Series A Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Series A Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Series A Preferred Securities is improperly withheld or refused and not paid either by GTE Delaware or by GTE pursuant to the Guarantee described under "Description of the Guarantee" in the accompany Prospectus, dividends on such Series A Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), GTE or its subsidiaries may at any time and from time to time purchase outstanding Series A Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  In the event of any voluntary or involuntary dissolution, winding-up or termination of GTE Delaware, the holders of the Series A Preferred Securities at the time will be entitled to receive out of the assets of GTE Delaware available for distribution to partners after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General Partner, but together with the holders of every other series of Preferred Securities outstanding, an amount equal to, in the case of holders of Series A Preferred Securities, the aggregate of the stated liquidation preference of $25 per Series A Preferred Security and accrued and unpaid dividends thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such dissolution, winding-up or termination, Series A Junior Subordinated Debentures in an aggregate principal amount equal to the Liquidation Distribution have been distributed on a pro rata basis to the holders of the Series A Preferred Securities.

  If, upon any such dissolution, the Liquidation Distribution can be paid only in part because GTE Delaware has insufficient assets available to pay in full the aggregate Liquidation Distribution and the aggregate maximum liquidation distributions on any other series of Preferred Securities, then the amounts payable directly by GTE Delaware on the Series A Preferred Securities and on such other series of Preferred Securities shall be paid on a pro rata basis, so that

    (i) the aggregate amount paid in respect of the Liquidation Distribution bears to the aggregate amount paid as liquidation distributions on the other series of Preferred Securities the same ratio as

    (ii) the aggregate Liquidation Distribution bears to the aggregate maximum liquidation distributions on the other series of Preferred Securities.

  Pursuant to the Limited Partnership Agreement, GTE Delaware shall be dissolved and its affairs shall be wound up: (i) on December 31, 2093, the expiration of the term of GTE Delaware, (ii) upon the bankruptcy of the General Partner, (iii) upon the assignment by the General Partner of its entire interest in GTE Delaware when the assignee is not admitted to GTE Delaware as a general partner of GTE Delaware in accordance with the Limited Partnership Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or any other event occurs which causes the General Partner to cease to be a general partner of GTE Delaware under the Partnership Act, unless the business of GTE Delaware is continued in accordance with the Partnership Act,
(iv) in accordance with the provisions of the Series A Preferred Securities,
(v) upon the entry of a decree of a judicial dissolution or (vi) upon the written consent of all partners of GTE Delaware.

MERGER, CONSOLIDATION OR AMALGAMATION OF GTE DELAWARE

  GTE Delaware may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. GTE Delaware may, without the consent of the holders of the Series A Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership or a trust organized as such under the laws of any state of the United States of America; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of GTE Delaware under the Series A Preferred Securities or (y) substitutes for the Series A Preferred Securities other securities having substantially the same terms as the Series A Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits and dividends or in the assets of the successor entity, at least as high as the Series A Preferred Securities rank with respect to participation in the profits and dividends or in the assets of GTE Delaware, (ii) GTE expressly acknowledges such successor entity as the holder of the Series A Junior Subordinated Debentures, (iii) the Series A Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Series A Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Series A Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Series A Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of GTE Delaware and (vii) prior to such merger, consolidation, amalgamation or replacement, GTE has received an opinion of nationally recognized independent counsel to GTE Delaware experienced in such matters to the effect that (x) such successor entity will be treated as a partnership for federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, GTE and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Series A Preferred Securities.

VOTING RIGHTS

  Except as provided below and under "Description of the Guarantee--Amendments and Assignment" in the accompanying Prospectus and as otherwise required by law and the Limited Partnership Agreement, the holders of the Series A Preferred Securities will have no voting rights.

  If (i) GTE Delaware fails to pay dividends in full on the Series A Preferred Securities for 18 consecutive monthly dividend periods; (ii) an Event of Default (as defined in the Indenture) occurs and is continuing on the Series A Junior Subordinated Debentures; or (iii) GTE is in default on any of its payment or other obligations under the Guarantee (as described under "Description of the Guarantee--Certain Covenants of GTE" in the accompanying Prospectus), then the holders of the Series A Preferred Securities, together with the holders of any other series of Preferred Securities having the right to vote for the appointment of a special representative of GTE Delaware and the limited partners (a "Special Representative") in such event, acting as a single class, will be entitled by the majority vote of such holders to appoint and authorize a Special Representative to enforce GTE Delaware's creditor rights under the Series A Junior Subordinated Debentures, to enforce the rights of the holders of the Series A Preferred Securities under the Guarantee and to enforce the rights of the holders of the Series A Preferred Securities to receive dividends on the Series A Preferred Securities. The Special Representative shall not be admitted as a partner in GTE Delaware or otherwise be deemed to be a partner in GTE Delaware and shall have no liability for the debts, obligations or liabilities of GTE Delaware. For purposes of determining whether GTE Delaware has failed to pay dividends in full for 18 consecutive monthly dividend periods, dividends shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative dividends have been or contemporaneously are paid with respect to all monthly dividend periods terminating on or prior to the date of payment of such full cumulative dividends. Not later than 30 days after such right to appoint a Special Representative arises, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. Any Special Representative so appointed shall cease to be a Special Representative of GTE Delaware and the limited partners if GTE Delaware (or GTE pursuant to the Guarantee) shall have paid in full all accrued and unpaid dividends on the Preferred Securities or such default or breach, as the case may be, shall have been cured, and GTE, in its capacity as the General Partner shall continue the business of GTE Delaware without dissolution. Notwithstanding the appointment of any such Special Representative, GTE shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months as provided under "Description of the Series A Junior Subordinated Debentures--Option to Extend Interest Payment Period".

  If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (i) any action which would adversely affect the powers, preferences or special rights of the Series A Preferred Securities, whether by way of amendment to the Limited Partnership Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partner interests in GTE Delaware ranking, as to participation in the profits and dividends or in the assets of GTE Delaware, senior to the Series A Preferred Securities), or (ii) the dissolution, winding-up or termination of GTE Delaware, other than (x) in connection with the distribution of Series A Junior Subordinated Debentures upon the occurrence of a Special Event or (y) as described under "Merger, Consolidation or Amalgamation of GTE Delaware" above, then the holders of outstanding Series A Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class with all other holders of series of Preferred Securities similarly affected, and such amendment or proposal shall not be effective except with the approval of the holders of 66 2/3% in liquidation preference of such outstanding Preferred Securities having a right to vote on the matter; provided, however, that no such approval shall be required if the dissolution, winding-up or termination of GTE Delaware is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the dissolution, winding-up, liquidation or termination of GTE.

  The rights attached to the Series A Preferred Securities will be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation of, any further limited partner interests of GTE Delaware ranking pari passu with the Series A Preferred Securities with regard to participation in the profits and dividends or in the assets of GTE Delaware. Holders of Series A Preferred Securities have no preemptive rights.

  So long as any Series A Junior Subordinated Debentures are held by GTE Delaware, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Trustee with respect to such series, (ii) waive any past default which is waivable under Section 6.06 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation preference of all series of Preferred Securities affected thereby, acting as a single class; provided, however, that where a consent under the Indenture would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of all series of Preferred Securities affected thereby. The General Partner shall not revoke any action previously authorized or approved by a vote of any series of Preferred Securities. The General Partner shall notify all holders of the Series A Preferred Securities of any notice of default received from the Trustee with respect to the Series A Junior Subordinated Debentures.

  Any required approval of holders of Series A Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the partners in GTE Delaware or pursuant to written consent. GTE Delaware will cause a notice of any meeting at which holders of Series A Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Series A Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents.

  No vote or consent of the holders of Series A Preferred Securities will be required for GTE Delaware to redeem and cancel Series A Preferred Securities in accordance with the Limited Partnership Agreement.

  Notwithstanding that holders of Series A Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Preferred Securities and any other series of Preferred Securities that are entitled to vote or consent with such Series A Preferred Securities as a single class at such time that are owned by GTE or any entity owned more than 50% by GTE, either directly or indirectly, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

  Holders of the Series A Preferred Securities will have no rights to remove or replace the General Partner.

BOOK-ENTRY-ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

  DTC will act as securities depository for the Series A Preferred Securities. The Series A Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Series A Preferred Security certificates will be issued, representing in the aggregate the total number of Series A Preferred Securities, and will be deposited with DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

  Purchases of Series A Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Series A Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Series A Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series A Preferred Securities. Transfers of ownership interests in the Series A Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series A Preferred Securities, except in the event that use of the book-entry system for the Series A Preferred Securities is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Series A Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series A Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. If less than all of the Series A Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

  Although voting with respect to the Series A Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Series A Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to GTE Delaware as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series A Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Dividend payments on the Series A Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, GTE Delaware or GTE, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC is the responsibility of GTE Delaware, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depository with respect to the Series A Preferred Securities at any time by giving reasonable notice to GTE Delaware. Under such circumstances, in the event that a successor securities depository is not obtained, Series A Preferred Security certificates are required to be printed and delivered. Additionally, GTE Delaware (with the consent of GTE) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Series A Preferred Securities will be printed and delivered. In each of the above circumstances, the General Partner will appoint a paying agent with respect to the Series A Preferred Securities.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that GTE Delaware believes to be reliable, but GTE Delaware takes no responsibility for the accuracy thereof.

REGISTRAR AND TRANSFER AGENT

  The First National Bank of Boston will act as registrar and transfer agent for the Series A Preferred Securities.

  Registration of transfers of Series A Preferred Securities will be effected without charge by or on behalf of GTE Delaware, but upon payment (with the giving of such indemnity as GTE Delaware or GTE may require) in respect of any tax or other government charges which may be imposed in relation to it.

  GTE Delaware will not be required to register or cause to be registered the transfer of Series A Preferred Securities after such Series A Preferred Securities have been called for redemption.

MISCELLANEOUS

  Application has been made to list the Series A Preferred Securities on the New York Stock Exchange.

  The General Partner is authorized and directed to conduct its affairs and to operate GTE Delaware in such a way that GTE Delaware will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for federal income tax purposes and so that the Series A Junior Subordinated Debentures will be treated as indebtedness of GTE for federal income tax purposes. In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership or the Limited Partnership Agreement, that the General Partner determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect the interests of the holders of the Series A Preferred Securities.

  Holders of the Series A Preferred Securities have no preemptive rights.

          DESCRIPTION OF THE SERIES A JUNIOR SUBORDINATED DEBENTURES

  Set forth below is a description of the specific terms of the Series A Junior Subordinated Debentures in which GTE Delaware will invest with the proceeds of the issuance and sale of (i) the Series A Preferred Securities and
(ii) the General Partner's capital contribution with respect to the Series A Preferred Securities (the "General Partnership Payment"). This description supplements the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Debentures". The following description does not purport to be complete and is qualified in its entirety by reference to the description in the accompanying Prospectus and the Indenture, dated as of June 1, 1994, between GTE and The Bank of New York, as
Trustee, as supplemented by a First Supplemental Indenture, dated as of      ,
1994 (the Indenture, as so supplemented, is hereinafter referred to as the "Indenture").

  Under certain circumstances involving the dissolution of GTE Delaware following the occurrence of a Special Event, Series A Junior Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of GTE Delaware. See "Description of the Series A Preferred Securities--Special Event Redemption or Distribution".

GENERAL

  The Series A Junior Subordinated Debentures will be issued as a series of Junior Subordinated Debentures under the Indenture. The Series A Junior Subordinated Debentures will be limited in aggregate principal amount to
approximately $     million, such amount being the sum of the aggregate stated
liquidation preference of the Series A Preferred Securities and the General Partnership Payment.

  The entire principal amount of the Series A Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as hereinafter defined), if any, on
     , 2024.

  The Series A Junior Subordinated Debentures if distributed to holders of Series A Preferred Securities in dissolution will initially be so issued as a Global Security (as defined below). As described herein, under certain limited circumstances Series A Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security (as defined below). See "Book-Entry and Settlement" below. In the event that Series A Junior Subordinated Debentures are issued in certificated form, such Series A Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series A Junior Subordinated Debentures issued as a Global Security will be made to DTC, as the depository for the Series A Junior Subordinated Debentures. In the event Series A Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series A Junior Subordinated Debentures will be registrable and Series A Junior Subordinated Debentures will be exchangeable for Series A Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Trustee in The City of New York; provided, that payment of interest may be made at the option of GTE by check mailed to the address of the persons entitled thereto.

  If the Series A Junior Subordinated Debentures are distributed to the holders of Series A Preferred Securities upon the dissolution of GTE Delaware, GTE will use its best efforts to list the Series A Junior Subordinated Debentures on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed and traded on the same part of any such exchange.

MANDATORY PREPAYMENT

  If GTE Delaware redeems Series A Preferred Securities in accordance with the terms thereof, the Series A Junior Subordinated Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any accrued and unpaid interest, including Additional Interest, if any. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York time, on the date of such redemption or at such other time on such earlier date as the parties thereto shall agree.

OPTIONAL REDEMPTION

  If there shall be no Series A Preferred Securities outstanding, GTE shall have the right to redeem the Series A Junior Subordinated Debentures, in whole
or in part, from time to time, on or after      , 1999, upon not less than 30
nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date.

INTEREST

  Each Series A Junior Subordinated Debenture will bear interest at the rate
of   % per annum from the original date of issuance, payable monthly in arrears on the last day of each calendar month of each year (each, an
"Interest Payment Date"), commencing      , 1994, to the person in whose name
such Series A Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Series A Junior Subordinated Debentures shall not continue to remain in book-entry-only form, GTE shall have the right to select record dates which shall be more than one Business Day prior to the Interest Payment Date.

  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  GTE shall have the right at any time during the term of the Series A Junior Subordinated Debentures to extend the interest payment period from time to time to a period not exceeding 60 consecutive months (the "Extension Period"), at the end of which Extension Period GTE shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Junior Subordinated Debentures to the extent permitted by applicable law); provided, that, during any such Extension Period, GTE shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock. Prior to the termination of any such Extension Period, GTE may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, GTE may select a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. If GTE Delaware shall be the sole holder of the Series A Junior Subordinated Debentures, GTE shall give GTE Delaware notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date the dividends on the Series A Preferred Securities are payable or (ii) the date GTE Delaware is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities of the record date or the date such dividend is payable, but in any event not less than one Business Day prior to such record date. GTE shall cause GTE Delaware to give notice of GTE's selection of such Extension Period to the holders of the Series A Preferred Securities. If GTE Delaware shall not be the sole holder of the Series A Junior Subordinated Debentures, GTE shall give the holders of the Series A Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date GTE is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization, or to holders of the Series A Junior Subordinated Debentures, of the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

ADDITIONAL INTEREST

  If at any time GTE Delaware shall be required to pay any interest on dividends in arrears in respect of the Series A Preferred Securities pursuant to the terms thereof, then GTE will pay as interest to GTE Delaware as the holder of the Series A Junior Subordinated Debentures ("Additional Interest") an amount equal to such interest on dividends in arrears. In addition, if GTE Delaware would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, GTE also will pay as Additional Interest such amounts as shall be required so that the net amounts received and retained by GTE Delaware after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts GTE Delaware would have received had no such taxes, duties, assessments or governmental charges been imposed.

SET-OFF

  Notwithstanding anything to the contrary in the Indenture, GTE shall have the right to set-off any payment it is otherwise required to make thereunder with and to the extent GTE has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

EVENTS OF DEFAULT

  In the case any Event of Default (as defined in the Indenture) shall occur and be continuing, GTE Delaware will have the right to declare the principal of and the interest on the Series A Junior Subordinated Debentures (including any Additional Interest) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Series A Junior Subordinated Debentures. See "Enforcement of Certain Rights by Special Representative" below for a discussion of certain rights available to holders of the Series A Preferred Securities upon the occurrence of an Event of Default.

ENFORCEMENT OF CERTAIN RIGHTS BY SPECIAL REPRESENTATIVE

  If (i) GTE Delaware fails to pay dividends in full on the Series A Preferred Securities for 18 consecutive monthly dividend periods; (ii) an Event of Default occurs and is continuing on the Series A Junior Subordinated Debentures; or (iii) GTE is in default on any of its payment of other obligations under the Guarantee, under the terms of the Series A Preferred Securities, the holders of outstanding Series A Preferred Securities will have the rights referred to under "Description of the Series A Preferred Securities--Voting Rights", including the right to appoint a Special Representative, which Special Representative shall be authorized to exercise GTE Delaware's right to accelerate the principal amount of the Series A Junior Subordinated Debentures and to enforce GTE Delaware's other creditor rights under the Series A Junior Subordinated Debentures. Notwithstanding the appointment of any such Special Representative, GTE shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months.

BOOK-ENTRY AND SETTLEMENT

  If distributed to holders of Series A Preferred Securities in connection with the dissolution of GTE Delaware as a result of the occurrence of a Special Event, the Series A Junior Subordinated Debentures will be issued in the form of one or more global certificates (each, a "Global Security") registered in the name of the nominee of DTC. Except under the limited circumstances described below, Series A Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series A Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depository or its nominee.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

  Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Series A Junior Subordinated Debentures in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Series A Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

  THE DEPOSITORY. DTC will act as security depository for the Series A Junior Subordinated Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Series A Preferred Securities--Book-Entry-Only Issuance--The Depository Trust Company". As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Series A Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC.

  Neither GTE, the Trustee, any paying agent nor any other agent of GTE or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Series A Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  DISCONTINUANCE OF THE DEPOSITORY'S SERVICES. A Global Security shall be exchangeable for Series A Junior Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies GTE that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, or if any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository, (ii) GTE in its sole discretion determines that such Global Security shall be so exchangeable or (iii) there shall have occurred an Event of Default with respect to such Series A Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Junior Subordinated Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

  For restrictions on certain actions of the General Partner with respect to Series A Junior Subordinated Debentures held by GTE Delaware, see "Description of the Series A Preferred Securities--Voting Rights".

                       EFFECT OF OBLIGATIONS UNDER THE
           SERIES A JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

  As set forth in the Limited Partnership Agreement, the sole purpose of GTE Delaware is to issue limited partnership interests in GTE Delaware, including, without limitation, the Series A Preferred Securities, and to use the proceeds thereof to purchase the Series A Junior Subordinated Debentures or other similar debt instruments of GTE.

  As long as payments of interest and other payments are made when due on the Series A Junior Subordinated Debentures, such payments will be sufficient to cover dividends and payments due on the Series A Preferred Securities primarily because (i) the aggregate principal amount of Series A Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation preference of the Series A Preferred Securities and the General Partnership Payment; (ii) the interest rate and interest and other payment dates on the Series A Junior Subordinated Debentures will match the dividend rate and dividend and other payment dates for the Series A Preferred Securities; (iii) the Limited Partnership Agreement provides that GTE, as General Partner, shall pay for all, and GTE Delaware shall not be obligated to pay, directly or indirectly, for any, costs and expenses of GTE Delaware; and
(iv) the Limited Partnership Agreement further provides that the General Partner shall not cause or permit GTE Delaware to, among other things, engage in any activity that is not consistent with the purposes of GTE Delaware.

  If GTE fails to make interest or other payments on the Series A Junior Subordinated Debentures when due, the Limited Partnership Agreement provides a mechanism whereby the holders of the Series A Preferred Securities may enforce the rights of GTE Delaware under the Series A Junior Subordinated Debentures through the appointment of a Special Representative. Payments of dividends and other payments due on the Series A Preferred Securities out of moneys held by GTE Delaware are guaranteed by GTE to the extent set forth under "Description of the Guarantee" in the accompanying Prospectus. The Limited Partnership Agreement also provides, and GTE, under the Guarantee, acknowledges, that a Special Representative may be appointed to enforce the Guarantee if GTE is in default on any of its payment obligations under the Guarantee. In addition, if the General Partner or the Special Representative fails to enforce the Guarantee, a holder of a Series A Preferred Security may institute a legal proceeding directly against GTE to enforce its rights under the Guarantee without first instituting a legal proceeding against GTE Delaware or any other person or entity.

  GTE and GTE Delaware believe that the above mechanisms and obligations, taken together, are substantially equivalent to a full and unconditional guarantee by GTE of payments due on the Series A Preferred Securities.

                            UNITED STATES TAXATION

GENERAL

  This section is a summary of certain United States federal income tax considerations that may be relevant to prospective purchasers of Series A Preferred Securities and represents the opinion of Sullivan & Cromwell, special tax counsel to GTE and GTE Delaware, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below.

  No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Series A Preferred Securities. Moreover, the discussion focuses on holders of Series A Preferred Securities who are individual citizens or residents of the United States that hold the Series A Preferred Securities as a capital asset and has only limited application to corporations, estates, trusts or non-resident aliens. Accordingly, each prospective purchaser of Series A Preferred Securities should consult, and should depend on, his or her own tax advisor in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Series A Preferred Securities.

INCOME FROM SERIES A PREFERRED SECURITIES

  In the opinion of Sullivan & Cromwell, GTE Delaware will be a partnership for federal income tax purposes. Accordingly, each holder of Series A Preferred Securities (a "Preferred Securityholder") will be required to include in gross income the Preferred Securityholder's distributive share of the net income of GTE Delaware. Such income will not exceed the dividends received on such Series A Preferred Securities, except in limited circumstances as described below under "Potential Extension of Interest Payment Period". No portion of such income will be eligible for the dividends received deduction.

DISPOSITION OF SERIES A PREFERRED SECURITIES

  Gain or loss will be recognized on a sale of Series A Preferred Securities, including a redemption for cash, equal to the difference between the amount realized and the Preferred Securityholder's tax basis for the Series A Preferred Securities sold. Gain or loss recognized by a Preferred Securityholder on the sale or exchange of a Series A Preferred Security held for more than one year will generally be taxable as long-term capital gain or loss.

RECEIPT OF SERIES A JUNIOR SUBORDINATED DEBENTURES UPON LIQUIDATION OF GTE DELAWARE

  Under certain circumstances, as described under the caption "Description of the Series A Preferred Securities--Special Event Redemption or Distribution", Series A Junior Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of GTE Delaware. Under current United States federal income tax law, such a distribution would be treated as a non-taxable exchange to each holder of Series A Preferred Securities and would result in the holder of Series A Preferred Securities receiving an aggregate tax basis in the Series A Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Series A Preferred Securities. A holder's holding period in the Series A Junior Subordinated Debentures so received in liquidation of GTE Delaware would include the period for which the Series A Preferred Securities were held by such holder. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Special Event, however, the dissolution could be a taxable event to holders of the Series A Preferred Securities. In the judgment of special tax counsel to GTE and GTE Delaware, the series of events which would result in the recognition of taxable gain by holders of the Series A Preferred Securities, by reason of a dissolution of GTE Delaware in response to a Special Event, is unlikely to occur. There can be no assurance in this regard, however.

GTE DELAWARE INFORMATION RETURNS AND AUDIT PROCEDURES

  GTE, as the General Partner in GTE Delaware, will furnish each Series A Preferred Securityholder with a Schedule K-1 each year setting forth such Series A Preferred Securityholder's allocable share of income for the prior calendar year. GTE is required to furnish such Schedule K-1 as soon as practicable following the end of the year, but in any event prior to March 31.

  Any person who holds Series A Preferred Securities as a nominee for another person is required to furnish to GTE Delaware (a) the name, address and taxpayer identification number of the beneficial owner and the nominee; (b) information as to whether the beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or
(iii) a tax-exempt entity; (c) the amount and description of Series A Preferred Securities held, acquired or transferred for the beneficial owner; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and certain information on Series A Preferred Securities they acquire, hold or transfer for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information to GTE Delaware. The nominee is required to supply the beneficial owners of the Series A Preferred Securities with the information furnished to GTE Delaware.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD

  Under the Indenture, GTE has the right to extend from time to time the interest payment period on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months. In the event that the interest payment period is extended, GTE Delaware will continue to accrue income equal to the amount of the interest payment due at the end of the Extension Period, on an economic basis over the length of the Extension Period.

  Accrued income will be allocated, but not distributed, to holders of record on the Business Day preceding the last day of each calendar month. As a result, holders of record during an Extension Period will include interest in gross income in advance of the receipt of cash, and any such holders who dispose of Series A Preferred Securities prior to the record date for the payment of dividends following such Extension Period will include interest in gross income but will not receive any cash related thereto from GTE Delaware. The tax basis of a Series A Preferred Security will be increased by the amount of any interest that is included in income without a receipt of cash, and will be decreased again when and if such cash is subsequently received from GTE Delaware.

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is any holder who or which is (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust, in either case not subject to United States federal income tax on a net income basis in respect of a Series A Preferred Security.

  Under current United States federal income tax law, subject to the discussion below with respect to backup withholding:

    (i) Payments by GTE Delaware or any of its paying agents to any holder of a Series A Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax provided that
  (a) the beneficial owner of the Series A Preferred Security does not actually or constructively own 10%, or more of the total combined voting power of all classes of capital stock of GTE entitled to vote, (b) the beneficial owner of the Series A Preferred Security is not a controlled foreign corporation that is related to GTE through stock ownership and

  (c) either (x) the beneficial owner of the Series A Preferred Security certifies to GTE Delaware or its agent, under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (y) the holder of the Series A Preferred Security is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and such holder certifies to GTE Delaware or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes GTE Delaware or its agent with a copy thereof; and

    (ii) a United States Alien Holder of a Series A Preferred Security will generally not be subject to United States federal withholding tax on any gain realized on the sale or exchange of a Series A Preferred Security unless such holder is present in the United States for 183 days or more in the taxable year of sale and either has a "tax home" in the United States or certain other requirements are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  In general, information reporting requirements will apply to payments to noncorporate United States holders of the proceeds of the sale of Series A Preferred Securities within the United States and "backup withholding" at a rate of 31% will apply to such payments if the United States holder fails to provide an accurate taxpayer identification number.

  Payments of the proceeds from the sale by a United States Alien Holder of Series A Preferred Securities made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of Series A Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, GTE Delaware has agreed to sell to each of the Underwriters named below, and each
of the Underwriters, for whom Goldman, Sachs & Co., and                 , are
acting as Representatives, has severally agreed to purchase from GTE Delaware the respective number of Series A Preferred Securities set forth opposite its name below:

                                                                      NUMBER OF
                                                                      PREFERRED
                                UNDERWRITER                           SECURITIES
                                -----------                           ----------
      Goldman, Sachs & Co............................................





                                                                         ----
        Total........................................................
                                                                         ====

  The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities
dealers at such price less a concession of $    per Series A Preferred
Security. The Underwriters may allow, and such dealers may reallow, a
concession not in excess of $    per Series A Preferred Security to certain
brokers and dealers. After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

  In view of the fact that the proceeds of the sale of the Series A Preferred Securities will ultimately be used to purchase the Series A Junior Subordinated Debentures, the Underwriting Agreement provides that GTE will pay as compensation ("Underwriters' Compensation"), for the Underwriters' arranging the investment therein of such proceeds, an amount in New York
Clearing House (next day) funds of $    per Series A Preferred Security ($
per Series A Preferred Security sold to certain institutions) for the accounts of the several Underwriters.

  GTE and GTE Delaware have agreed, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of
(i) the date, after the closing date, on which the distribution of the Series A Preferred Securities and the Guarantee ceases, as determined by the Underwriters, or (ii) 90 days after the closing date, not to offer, sell, contract to sell, or otherwise dispose of any Series A Preferred Securities, any limited partnership interests of GTE Delaware, or any preferred stock or any other securities of GTE Delaware or GTE which are substantially similar to the Series A Preferred Securities including the Guarantee, or any securities convertible into or exchangeable for Series A Preferred Securities, limited partnership interests, preferred stock or such substantially similar securities of either GTE Delaware or GTE, without the prior written consent of the Underwriters.

  Prior to this offering, there has been no public market for the Series A Preferred Securities. In order to meet one of the requirements for listing the Series A Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Series A Preferred Securities to a minimum of 400 beneficial holders.

  GTE Delaware and GTE have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Certain of the Underwriters engage in transactions with, and from time to time have performed services for, GTE and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Series A Preferred Securities, the validity of the Limited Partnership Agreement and the formation of GTE Delaware are being passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to GTE and GTE Delaware. The validity of the Indenture, the Guarantee and the Series A Junior Subordinated Debentures will be passed upon on behalf of GTE Delaware and GTE by Michael T. Masin, Esq., Vice Chairman and Acting General Counsel of GTE, and on behalf of the Underwriters by Milbank, Tweed, Hadley & McCloy, counsel to the Underwriters. Mr. Masin will rely on Richards, Layton & Finger, P.A. as to certain matters of Delaware law. Statements as to United States taxation in the Prospectus Supplement in the second paragraph under the caption "Investment Considerations--Special Event Redemption or Distribution", and under the caption "United States Taxation", have been passed upon for GTE and GTE Delaware by Sullivan & Cromwell, special tax counsel to GTE and GTE Delaware, and are stated herein on their authority.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                                ---------------
                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
GTE Delaware..............................................................  S-3
GTE Corporation...........................................................  S-3
Investment Considerations.................................................  S-4
Summary Financial and Operating Information of GTE........................  S-6
Capitalization of GTE.....................................................  S-8
Use of Proceeds...........................................................  S-8
Description of the Series A Preferred Securities..........................  S-9
Description of the Series A Junior Subordinated Debentures................ S-18
Effect of Obligations under the Series A Junior Subordinated Debentures and the Guarantee........................................................ S-22
United States Taxation.................................................... S-23
Underwriting.............................................................. S-26
Legal Matters............................................................. S-27
                                   PROSPECTUS
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
GTE Delaware..............................................................    3
GTE Corporation...........................................................    3
Consolidated Ratios of Earnings to Fixed Charges and Earnings to Combined
 Fixed Charges and Preferred Stock Dividends of GTE Corporation...........    3
Use of Proceeds...........................................................    4
Description of the Preferred Securities...................................    4
Description of the Guarantee..............................................    5
Description of the Junior Subordinated Debentures.........................    7
Plan of Distribution......................................................   12
Experts...................................................................   13
Legal Opinions............................................................   13

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                PREFERRED SECURITIES

                                  GTE DELAWARE

   GUARANTEED TO THE EXTENT THE ISSUER HAS FUNDS AS SET FORTH HEREIN BY

                             GTE CORPORATION LOGO

                                   % CUMULATIVE
                      MONTHLY INCOME PREFERRED SECURITIES,
                                    SERIES A

                                ---------------

                             PROSPECTUS SUPPLEMENT

                                ---------------

                              GOLDMAN, SACHS & CO.


                      REPRESENTATIVES OF THE UNDERWRITERS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED JUNE 30, 1994
             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED      , 1994
                               PREFERRED SECURITIES
                                  GTE DELAWARE

    CUMULATIVE ADJUSTABLE RATE MONTHLY INCOME PREFERRED SECURITIES, SERIES A
                                   ("MIPS"*)

  (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY) GUARANTEED TO THE EXTENT
                THE ISSUER HAS FUNDS AS SET FORTH HEREIN BY

                             GTE CORPORATION LOGO
                                  ----------
  The Cumulative Adjustable Rate Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities"), representing the limited partner interests offered hereby are being issued by GTE Delaware, L.P., a limited partnership formed under the laws of the State of Delaware ("GTE Delaware"). GTE Corporation, a New York corporation ("GTE"), is the general partner in GTE Delaware. GTE Delaware exists for the sole purpose of issuing its limited partnership interests and investing the proceeds thereof in debt securities of GTE. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to cash distributions and amounts payable on liquidation over the general partner's interest in GTE Delaware.
  Holders of the Series A Preferred Securities will be entitled to receive cumulative cash distributions accruing from the date of original issuance and payable monthly in arrears on the last day of each calendar month of each year,
commencing      , 1994 ("dividends"). The dividend rate will be adjusted
quarterly. The rate for the initial period from the date of initial issuance to
     , 1994 will be   % per annum, which is equivalent to $       per Series A
Preferred Security per annum. Thereafter, dividends on the Series A Preferred Securities will be payable at the "Applicable Rate" from time to time in
effect. The Applicable Rate for any quarter will be equal to   % of the highest
of the "Treasury Bill Rate", the "Ten Year Constant Maturity Rate" and the "Thirty Year Constant Maturity Rate" determined in advance of such quarter. The
Applicable Rate for any quarter will not be less than   % per annum nor greater
than   % per annum. See "Description of the Series A Preferred Securities--
Dividends".
  The payment of dividends, out of moneys held by GTE Delaware, and payments on liquidation of GTE Delaware or the redemption of Series A Preferred Securities, as set forth below, are guaranteed by GTE to the extent described herein and in the accompanying Prospectus (the "Guarantee"). See "Description of the Guarantee" in the accompanying Prospectus. If GTE fails to make interest payments on its debt securities purchased by GTE Delaware, GTE Delaware will have insufficient funds to pay dividends on the Series A Preferred Securities. The Guarantee does not cover payment of dividends when GTE Delaware does not have sufficient funds to pay such dividends. In such event, the remedy of a holder of Series A Preferred Securities is to enforce the rights of GTE Delaware under the debt securities purchased by GTE Delaware from GTE.
  The Series A Preferred Securities are redeemable at the option of GTE
Delaware, in whole or in part, from time to time, on or after      , 1999, at
$25 per Series A Preferred Security plus accrued and unpaid dividends thereon to the date fixed for redemption (the "Redemption Price"). See "Description of the Series A Preferred Securities--Optional Redemption".

  In addition, upon the occurrence of certain special events arising from a change in law or a change in legal interpretation, the Series A Preferred Securities are redeemable in whole at the Redemption Price at the option of GTE, in its capacity as the general partner of GTE Delaware (the "General Partner"), or the General Partner may dissolve GTE Delaware and cause to be distributed to the holders of the Series A Preferred Securities, on a pro rata basis, Adjustable Rate Junior Subordinated Deferrable Interest Debentures, Series A, Due 2024 of GTE (the "Series A Junior Subordinated Debentures") in lieu of any cash distribution. If the Series A Junior Subordinated Debentures are distributed to the holders of the Series A Preferred Securities, GTE will use its best efforts to have the Series A Junior Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed. The obligations of GTE under the Series A Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined in the accompanying Prospectus) of GTE. At May 31, 1994, Senior Indebtedness of GTE aggregated approximately $6.4 billion. Senior Indebtedness includes only indebtedness of GTE on an unconsolidated basis. See "Description of the Series A Preferred Securities--Special Event Redemption or Distribution" and "Description of the Series A Junior Subordinated Debentures".
  In the event of the dissolution of GTE Delaware, the holders of the Series A Preferred Securities will be entitled to receive for each Series A Preferred Security a liquidation preference of $25 plus accrued and unpaid dividends thereon to the date of payment, subject to certain limitations, unless, in connection with such dissolution, Series A Junior Subordinated Debentures are distributed to the holders of the Series A Preferred Securities. See "Description of the Series A Preferred Securities--Liquidation Distribution Upon Dissolution".
                                  ----------
  SEE "INVESTMENT CONSIDERATIONS" FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE SERIES A PREFERRED SECURITIES AND SERIES A JUNIOR SUBORDINATED DEBENTURES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.
                                  ----------
  Application has been made to list the Series A Preferred Securities on the New York Stock Exchange.



                                  ----------
 THESE SECURITIES HAVE NOT BEEN  APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON THE ACCURACY OR ADEQUACY  OF THIS PROSPECTUS SUPPLEMENT OR
      THE  PROSPECTUS TO  WHICH  IT  RELATES.  ANY  REPRESENTATION TO  THE
       CONTRARY IS A CRIMINAL OFFENSE.
                                  ----------

                                  INITIAL PUBLIC UNDERWRITING     PROCEEDS TO
                                  OFFERING PRICE COMMISSION(1) GTE DELAWARE(2)(3)
                                  -------------- ------------- ------------------
Per Series A Preferred Security..  $                  (2)         $
Total............................  $                  (2)         $

- -----
(1) GTE Delaware and GTE have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(2) In view of the fact that the proceeds of the sale of the Series A Preferred Securities will ultimately be invested in Series A Junior Subordinated Debentures, the Underwriting Agreement provides that GTE will pay to the Underwriters, as compensation ("Underwriters' Compensation") for their
    arranging the investment therein of such proceeds, $    per Series A
    Preferred Security (or $    in the aggregate); provided, that such
    compensation will be $    per Series A Preferred Security sold to certain
    institutions. Therefore, to the extent that Series A Preferred Securities are sold to such institutions, the actual amount of Underwriters' Compensation will be less than the amount specified in the preceding sentence. See "Underwriting".
(3) Expenses of the offering which are payable by GTE are estimated to be $   .
                                  ----------
  The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, and subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Series A Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company on or
about     , 1994.
- -----
  * An application has been filed by Goldman, Sachs & Co. with the United States Patent and Trademark Office for the registration of the MIPS servicemark.
GOLDMAN, SACHS & CO.
                                  ----------
             The date of this Prospectus Supplement is     , 1994.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

  FOR NORTH CAROLINA PURCHASERS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.

                               ----------------

                                 GTE DELAWARE

  GTE Delaware is a limited partnership which was formed under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") by filing a certificate of limited partnership with the Delaware Secretary of State on May 3, 1994. The initial partners in GTE Delaware are GTE, as general partner, and GTE Finance Corporation, a Delaware corporation and a wholly-owned subsidiary of GTE ("GTE Finance"), as limited partner. Upon the issuance of the Series A Preferred Securities, which securities represent limited partner interests in GTE Delaware, GTE Finance will remain as a limited partner, but will have no interest in the profits and dividends or in the assets of GTE Delaware. The General Partner will agree to contribute capital to the extent required to maintain its capital at an amount equal to at least 3% of the total capital contributions to GTE Delaware. GTE and GTE Finance entered into a limited partnership agreement dated as of May 3, 1994. Such limited partnership agreement will be amended and restated in its entirety (as so amended and restated, the "Limited Partnership Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

  GTE Delaware is managed by the General Partner and exists for the sole purpose of issuing its limited partnership interests and investing the proceeds thereof in junior subordinated debentures of GTE ("Junior Subordinated Debentures"). The rights of the holders of the Series A Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement and the Partnership Act. See "Description of the Series A Preferred Securities".

                                GTE CORPORATION

  GTE is the fourth-largest publicly-held telecommunications company in the world, the largest U.S.-based local telephone company and the second-largest provider of cellular-mobile telephone services in the United States in terms of population in the areas served. As of March 31, 1994, through Telephone Operations, GTE provided local telephone services to approximately 17.2 million customer access lines in 33 states within the United States and approximately 5.1 million customer access lines in British Columbia and Quebec, Canada, the Dominican Republic and Venezuela. Through Telecommunications Products and Services, GTE provides cellular-mobile communications, command, control and communication systems, information marketing and networking services, satellite services and air-to-ground communications, and publishes yellow pages telephone directories. As of March 31, 1994, GTE's cellular operations served a potential subscriber population of approximately 53.1 million "POPs" in the United States.

                           INVESTMENT CONSIDERATIONS

  Prospective purchasers of Series A Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters:

  SUBORDINATION OF GUARANTEE AND SERIES A JUNIOR SUBORDINATED
DEBENTURES. GTE's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of GTE. The obligations of GTE under the Series A Junior Subordinated Debentures described under "Description of the Series A Junior Subordinated Debentures" are subordinate and junior in right of payment to Senior Indebtedness of GTE. At May 31, 1994, Senior Indebtedness of GTE aggregated approximately $6.4 billion. Senior Indebtedness includes only indebtedness of GTE on an unconsolidated basis. There are no terms in the Series A Preferred Securities, the Series A Junior Subordinated Debentures or the Guarantee that limit GTE's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series A Junior Subordinated Debentures and the Guarantee. See "Description of the Guarantee-- Status of the Guarantee" and "Description of the Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

  OPTION TO EXTEND INTEREST PAYMENT PERIOD. GTE has the right under the Indenture to extend the interest payment period from time to time on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest thereon) by GTE Delaware during any such extended interest payment period. In the event that GTE exercises this right, GTE may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock. Prior to the termination of any such extension period, GTE may further extend the interest payment period, provided that such extension period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any extension period and the payment of all amounts then due, GTE may select a new extension period, subject to the above requirements. GTE Delaware and GTE believe that the extension of a payment period on the Series A Junior Subordinated Debentures is unlikely. See "Description of the Series A Preferred Securities--Dividends" and "Description of the Series A Junior Subordinated Debentures--Option to Extend Interest Payment Period".

  Should an extended interest payment period occur, GTE Delaware will continue to accrue income for United States federal income tax purposes which will be allocated, but not distributed, to holders of record of Series A Preferred Securities. As a result, such a holder will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash from GTE Delaware related to such income if such a holder disposes of his or her Series A Preferred Securities prior to the record date for payment of dividends. See "United States Taxation--Potential Extension of Interest Payment Period".

  SPECIAL EVENT REDEMPTION OR DISTRIBUTION. Upon the occurrence of a Special Event (as defined herein), the General Partner will elect to either (i) redeem the Series A Preferred Securities in whole or (ii) dissolve GTE Delaware and cause Series A Junior Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in connection with the liquidation of GTE Delaware. The Series A Junior Subordinated Debentures will initially be issued at face value as a Global Security (as defined herein) and will be limited in
aggregate principal amount to approximately $    million, such amount being
the sum of the aggregate stated liquidation preference of the Series A Preferred Securities and the General Partnership Payment (as defined herein). In the case of a Tax Event (as defined herein), the General Partner may also elect to cause the Series A Preferred Securities to remain outstanding. See "Description of the Series A Preferred Securities--Special Event Redemption or Distribution" and "Description of the Series A Junior Subordinated Debentures--General".

  Under current United States federal income tax law, such a distribution would not be a taxable event to holders of the Series A Preferred Securities. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Special Event, however, the dissolution could be a taxable event to holders of the Series A Preferred Securities. In the judgment of special tax counsel to GTE and GTE Delaware, the series of events which would result in the recognition of taxable gain by holders of the Series A Preferred Securities, by reason of a dissolution of GTE Delaware in response to a Special Event, is unlikely to occur. There can be no assurance in this regard, however. See "United States Taxation--Receipt of Series A Junior Subordinated Debentures Upon Liquidation of GTE Delaware".

              SUMMARY FINANCIAL AND OPERATING INFORMATION OF GTE

  The selected data presented below under the captions "Income Statement Data" and "Operating and Other Data" for each of the years in the five-year period ended December 31, 1993 and "Balance Sheet Data" as of the end of each of such years has been derived from the books, records and the consolidated financial statements of GTE, which have been audited by Arthur Andersen & Co., independent certified public accountants. The selected data presented below as of and for each of the quarters ended March 31, 1994 and 1993 has been derived from the books, records and the consolidated financial statements of GTE, which have not been audited. The consolidated financial statements as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, and the independent auditors' report thereon, and the consolidated financial statements as of and for each of the quarters ended March 31, 1994 and 1993, have been incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. This financial information should be read in conjunction with such consolidated financial statements and the notes thereto.

                                                                             QUARTERS ENDED
                                                                                MARCH 31,
                                    YEARS ENDED DECEMBER 31,                   (UNAUDITED)
                          ------------------------------------------------  ------------------
                            1989      1990      1991      1992      1993      1993      1994
                          --------  --------  --------  --------  --------  --------  --------
                          (IN MILLIONS, EXCEPT PER SHARE DATA AND CELLULAR SUBSCRIBERS)
INCOME STATEMENT DATA:
Revenues and Sales......  $ 18,251  $ 19,157  $ 19,621  $ 19,984  $ 19,748  $  4,826  $  4,746
Operating Income(a).....     3,577     3,787     3,742     4,216     2,565     1,101     1,118
Net Income (Loss)(a):
 Continuing Operations..     1,503     1,579     1,492     1,761       972       456       500
 Consolidated...........     1,611     1,671     1,543      (780)      882       456       500
Per Common Share:
 Net Income (Loss)(a):
 Continuing Operations..      1.75      1.82      1.69      1.95      1.03       .48       .52
 Consolidated...........      1.87      1.93      1.75      (.86)      .93       .48       .52
 Common Dividends De-
  clared................      1.40      1.52      1.64      1.76      1.85      .455       .47
Consolidated Ratio of
 Earnings to Fixed
 Charges (Unaudited)(b).      2.52      2.35      2.22      2.66      2.07      2.94      3.69
Consolidated Ratio of
 Earnings to Combined
 Fixed Charges and
 Preferred Stock
 Dividends
 (Unaudited)(b).........      2.42      2.28      2.17      2.61      2.04      2.90      3.61
OPERATING AND OTHER DA-
 TA:
Telephone Operations:
 Revenues and Sales.....  $ 15,072  $ 15,393  $ 15,652  $ 15,862  $ 15,829  $  3,915  $  3,865
 Operating Income(c)....     3,528     3,771     3,807     4,034     2,694     1,041     1,025
 Access Minutes of Use..    39,994    44,533    47,979    51,976    55,616    13,613    14,172
 Percentage Increase(d).      12.1%     11.3%      7.7%      8.3%      7.2%      9.2%      6.6%
 Network Access Lines:
 U.S.(e)................      15.2      15.8      16.2      16.8      17.1      17.0      17.2
 Worldwide(e)...........      17.6      18.3      20.5      21.4      22.1      21.6      22.3
U.S. Cellular-Mobile Op-
 erations (Unaudited):
 Service Revenues.......  $    260  $    478  $    675  $    853  $  1,082  $    238  $    335
 Operating Income.......         4         9        10        62       134        29        50
 Operating Cash Flow
  (Operating Income
  Before Depreciation
  and Amortization).....        43       107       183       266       356        78       113
 Adjusted "POPS"(f).....      39.2      51.7      52.2      53.1      53.0      53.2      53.1
 Subscribers (In thou-
  sands)................       282       594       811     1,090     1,585     1,156     1,718
                                                                             QUARTERS ENDED
                                                                                MARCH 31,
                                       AS OF DECEMBER 31,                      (UNAUDITED)
                          ------------------------------------------------  ------------------
                            1989      1990      1991      1992      1993      1993      1994
                          --------  --------  --------  --------  --------  --------  --------
                                                    (IN MILLIONS)
BALANCE SHEET DATA:
Property, Plant and
 Equipment-Net..........  $ 27,666  $ 28,688  $ 29,323  $ 29,820  $ 28,720  $ 29,830  $ 28,670
Total Assets............    36,921    40,178    42,437    42,144    41,575    41,473    41,353
Short-Term Obligations,
 including Current Matu-
 rities.................     1,227     3,013     2,291     2,692     1,644     2,232     2,679
Long-Term Debt and Re-
 deemable Preferred
 Stock..................    13,137    14,130    16,252    14,356    13,175    13,595    12,127
Common Shareholders' Eq-
 uity...................     9,516    10,264    10,854     9,964     9,482    10,097     9,612

- -------
(a) Operating income in 1993 was reduced by a one-time $1.8 billion pre-tax restructuring charge primarily for the implementation of a re-engineering plan at Telephone Operations and the reduction in the carrying value of satellite communication and certain other assets to estimated net realizable value. Operating income in 1993 was also reduced by a $74 million pre-tax charge for the cost of voluntary separation programs at Telephone Operations. Consolidated net income in 1993 also included an after-tax extraordinary charge of $90 million for the early retirement of high-coupon debt as well as a $91 million after-tax gain on the sales of certain non-strategic telephone properties. These special items reduced consolidated net income by $1.2 billion, or $1.27 per share.

    The consolidated net loss in 1992 included a non-cash, after-tax charge of $2.4 billion, or $2.70 per share, for the cumulative effect of accounting changes for postretirement health care and life insurance benefits and income taxes; and charges totaling $100 million, or $.11 per share, associated with the sale of the Electrical Products Group, which was accounted for as a discontinued operation.

    Operating income in 1991 was reduced by pre-tax costs of $342 million incurred in connection with the merger and integration of GTE and Contel Corporation. These costs, net of a gain on the transfer of certain cellular properties, reduced 1991 net income by $204 million, or $.23 per share.

(b) For purposes of computing the consolidated ratios, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense, preferred stock dividends of subsidiaries, the additional income requirement to cover preferred dividends of subsidiaries and the portion of rent expense representing interest. Amounts applicable to entities that are at least 50%-owned have been added to both earnings and fixed charges, and amounts applicable to minority interests have been deducted from both earnings and fixed charges. Excluding from 1993 the effect of the one-time restructuring charge, the cost of voluntary separation programs at Telephone Operations and the gain on the sale of non-strategic telephone properties (see note (a)), the consolidated ratio of earnings to fixed charges would have been 3.31 and the consolidated ratio of earnings to combined fixed charges and preferred stock dividends would have been 3.26.

(c) Operating income of Telephone Operations in 1993 was reduced by a one-time $1.4 billion pre-tax restructuring charge primarily for the implementation of a re-engineering plan and a $74 million pre-tax charge for the cost of voluntary separation programs.

(d) Excludes impact of non-strategic telephone properties sold in 1993.

(e) Access lines as of December 31, 1993 and March 31, 1994 exclude 440,000 net lines sold during 1993. Worldwide access lines include 2.0 million, 1.8 million and 1.6 million lines served by Compania Anonima Nacional Telefonos de Venezuela ("CANTV") in Venezuela in 1993-1991, respectively. GTE acquired operating control of CANTV in 1991.

(f) Represents total United States population served times GTE's percentage interest in the market.

                             CAPITALIZATION OF GTE

  The following table sets forth the consolidated short-term obligations and capitalization of GTE as of March 31, 1994, and as adjusted to reflect the application of the estimated net proceeds from the sale of the Series A Preferred Securities. See "Use of Proceeds".

                                                             MARCH 31, 1994
                                                           --------------------
                                                           ACTUAL   AS ADJUSTED
                                                           -------  -----------
                                                              (IN MILLIONS)
Short-term obligations, including current maturities...... $ 2,679    $
                                                           =======    =======
Long-term debt(a)......................................... $12,004    $12,004
                                                           -------    -------
Minority interests in equity of subsidiaries..............   1,117
                                                           -------    -------
Preferred Stock, subject to mandatory redemption..........     123        123
                                                           -------    -------
Shareholders' equity:
  Preferred stock.........................................      11         11
  Common stock............................................      48         48
  Amounts paid in, in excess of par value.................   7,375      7,375
  Reinvested earnings.....................................   2,828      2,828
  Guaranteed ESOP obligations.............................    (639)      (639)
                                                           -------    -------
    Total shareholders' equity............................   9,623      9,623
                                                           -------    -------
    Total capitalization (excluding short-term
     obligations)......................................... $22,867    $
                                                           =======    =======

- --------
(a) Senior Indebtedness of GTE, for purposes of the subordination provisions of the Series A Junior Subordinated Debentures, includes only indebtedness of GTE on an unconsolidated basis. As of March 31, 1994, such Senior Indebtedness aggregated approximately $6.3 billion.

                                USE OF PROCEEDS

  The proceeds from the sale of the Series A Preferred Securities will be invested in the Series A Junior Subordinated Debentures issued pursuant to the Indenture described herein, and ultimately will be used by GTE to reduce short-term obligations, including current maturities (at May 31, 1994, totaling approximately $2.0 billion, at an average interest cost of approximately 4.45%), and for general corporate purposes.

               DESCRIPTION OF THE SERIES A PREFERRED SECURITIES

GENERAL

  All of the partnership interests in GTE Delaware, other than the Series A Preferred Securities offered hereby, are owned directly or indirectly by GTE. The Limited Partnership Agreement authorizes and creates the Series A Preferred Securities, which represent limited partner interests in GTE Delaware (the "Preferred Securities"). Preferred Securities may be issued from time to time in one or more series as described in the accompanying Prospectus. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to dividends and amounts payable on liquidation over the General Partner's interest in GTE Delaware. The Limited Partnership Agreement does not permit the issuance of any Preferred Securities ranking, as to participation in profits and dividends and in the assets of GTE Delaware, senior or junior to the Series A Preferred Securities or the incurrence of any indebtedness by GTE Delaware. The summary of certain terms and provisions of the Series A Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement and the Partnership Act.

DIVIDENDS

  Dividends on the Series A Preferred Securities will be cumulative, will accrue from the date of initial issuance thereof and will be payable monthly in arrears, on the last day of each calendar month of each year, commencing
     , 1994, when, as and if available and determined to be so payable by GTE, as the General Partner, except as otherwise described below. Dividends in arrears for more than one month will bear interest thereon at the rate per annum equal to the dividend rate during the period of arrearage. The term "dividends" as used herein includes any such interest payable unless otherwise stated. The amount of dividends payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

  The dividend rate will be adjusted quarterly. The rate for the initial
period from the date of initial issuance to      , 1994 will be   % per annum,
which is equivalent to $      per Series A Preferred Security per annum.
Thereafter, dividends on the Series A Preferred Securities will be payable at the "Applicable Rate" (as defined below) from time to time in effect.

  GTE has the right under the Indenture to extend the interest payment period from time to time on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest) by GTE Delaware during any such extended interest payment period. In the event that GTE exercises this right, GTE may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock. Prior to the termination of any such extension period, GTE may further extend the interest payment period, provided that such extension period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any extension period and the payment of all amounts then due, GTE may select a new extension period, subject to the above requirements. See "Description of the Series A Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period".

  Dividends on the Series A Preferred Securities must be paid on the dates payable to the extent that GTE Delaware has (i) funds legally available for the payment of such dividends and (ii) cash on hand sufficient to permit such payments. It is anticipated that GTE Delaware's earnings available for distribution to the holders of the Series A Preferred Securities will be limited to payments under the Series A Junior Subordinated Debentures in which GTE Delaware will invest the proceeds from the issuance and sale of the Series A Preferred Securities and the General Partner's capital contribution. See "Description of the Series A Junior Subordinated Debentures". The payment of dividends, out of moneys held by GTE Delaware, are guaranteed by GTE as set forth under "Description of the Guarantee" in the accompanying Prospectus.

  Dividends on the Series A Preferred Securities will be payable to the holders thereof as they appear on the books and records of GTE Delaware on the relevant record dates, which, as long as the Series A Preferred Securities remain in book-entry-only form, will be one business day (as defined below) prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Limited Partnership Agreement, each such payment will be made as described under "Book-Entry-Only Issuance--The Depository Trust Company" below. In the event the Series A Preferred Securities shall not continue to remain in book-entry-only form, the General Partner shall have the right to select relevant record dates which shall be more than one Business Day prior to the relevant payment dates. In the event that any date on which dividends are payable on the Series A Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

  Except as provided below in this paragraph, the "Applicable Rate" for any
quarter (other than the initial period) will be equal to   % of the Effective
Rate (as defined below), but not less than   % per annum nor more than   % per
annum. The "Effective Rate" for any quarter will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such quarter. The Applicable Rate will be rounded to the nearest five hundredth of a percent. In the event that GTE Delaware determines in good faith that for any reason:

    (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any quarter, then the Effective Rate for such quarter will be equal to the higher of whichever two of such rates can be so determined;

    (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for such quarter will be equal to whichever such rate can be so determined; or

    (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for the preceding quarter will be continued for such quarter.

  Except as described below in this paragraph, the "Treasury Bill Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum secondary market discount rate during any such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by GTE Delaware. In the event that a per annum secondary market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board, or if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by GTE Delaware. In the event that GTE Delaware determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum secondary market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to GTE Delaware by at least three recognized dealers in U.S. Government securities selected by GTE Delaware. In the event that GTE Delaware determines in good faith that for any reason GTE Delaware cannot determine the Treasury Bill Rate for any quarter as provided above in this paragraph, the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum secondary market discount rate based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to GTE Delaware by at least three recognized dealers in U.S. Government securities selected by GTE Delaware.

  Except as described below in this paragraph, the "Ten Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by GTE Delaware. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by the Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by GTE Delaware. In the event that GTE Delaware determines in good faith that for any reason GTE Delaware cannot determine the Ten Year Constant Maturity Rate for any quarter as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight or more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to GTE Delaware by at least three recognized dealers in U.S. Government securities selected by GTE Delaware.

  Except as described below in this paragraph, the "Thirty Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by GTE Delaware. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by GTE Delaware. In the event that GTE Delaware determines in good faith that for any reason GTE Delaware cannot determine the Thirty Year Constant Maturity Rate for any quarter as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty-two years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to GTE Delaware by at least three recognized dealers in U.S. Government securities selected by GTE Delaware.

  The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest one hundredth of a percent.

  The Applicable Rate with respect to each quarter (other than the initial period) will be calculated as promptly as practicable by GTE Delaware according to the appropriate method described above. GTE Delaware will cause each Applicable Rate to be published in a newspaper of general circulation in New York City before the commencement of the quarter to which it applies and will cause notice of such Applicable Rate to be given to The Depository Trust Company (the "Depository" or "DTC"), New York, New York, the securities depository for the Series A Preferred Securities. See "Book-Entry-Only Issuance--The Depository Trust Company" below.

  As used above, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities adjusted to constant maturities of ten years; and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities adjusted to constant maturities of thirty years.

CERTAIN RESTRICTIONS ON GTE DELAWARE

  If dividends have not been paid in full on the Series A Preferred Securities, GTE Delaware shall not:

  (i) pay, or set aside for payment, any dividends on any other series of Preferred Securities, unless the amount of any dividends declared on any other series of Preferred Securities is paid on such other series of Preferred Securities and the Series A Preferred Securities on a pro rata basis on the date such dividends are paid on such other series of Preferred Securities, so that

    (x) the aggregate amount of dividends paid on the Series A Preferred Securities bears to the aggregate amount of dividends paid on such other series of Preferred Securities the same ratio as

    (y) the aggregate of all accrued and unpaid dividends in respect of the Series A Preferred Securities bears to the aggregate of all accrued and unpaid dividends in respect of such other series of Preferred
    Securities; or

  (ii) redeem, purchase or otherwise acquire any other Preferred Securities;

until, in each case, such time as all accrued and unpaid dividends on the Series A Preferred Securities shall have been paid in full for all dividend periods terminating on or prior to, in the case of clause (i), such payment and, in the case of clause (ii), the date of such redemption, purchase or acquisition.

  As of the date of this Prospectus Supplement, there are no series of Preferred Securities outstanding.

OPTIONAL REDEMPTION

  The Series A Preferred Securities are redeemable, at the option of GTE
Delaware, in whole or in part, from time to time, on or after      , 1999,
upon not less than 30 nor more than 60 days' notice, at the Redemption Price. In the event that fewer than all the outstanding Series A Preferred Securities are to be so redeemed, the Series A Preferred Securities to be redeemed will be selected as described under "Book-Entry-Only Issuance--The Depository Trust Company" below. If a partial redemption would result in the delisting of the Series A Preferred Securities, GTE Delaware may only redeem the Series A Preferred Securities in whole.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  If a Tax Event or an Investment Company Event (each, as defined below, and, each, a "Special Event") shall occur and be continuing, the General Partner shall elect to either (i) redeem the Series A Preferred Securities in whole (and not in part), upon not less than 30 or more than 60 days' notice at the Redemption Price within 90 days following the occurrence of such Special Event; provided, that, if at the time there is available to the General Partner the opportunity to eliminate, within such 90 day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on GTE Delaware or GTE, the General Partner will pursue such measure in lieu of redemption, or (ii) dissolve GTE Delaware and cause Series A Junior Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of GTE Delaware, within 90 days following the occurrence of such Special Event. In the case of a Tax Event, the General Partner may also elect to cause the Series A Preferred Securities to remain outstanding.

  "Tax Event" means that the General Partner shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date) or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position
on      , 1994, which amendment or change is effective or such interpretation
or pronouncement is announced on or after      , 1994, there is more than an
insubstantial risk that (i) GTE Delaware is subject to federal income tax with respect to interest received on the Series A Junior Subordinated Debentures,
(ii) interest payable to GTE Delaware on the Series A Junior Subordinated Debentures will not be deductible for federal income tax purposes or (iii) GTE Delaware is subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Investment Company Event" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that GTE Delaware is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which
Change in 1940 Act Law becomes effective on or after      , 1994; provided,
that no Investment Company Event shall be deemed to have occurred if the General Partner obtains a written opinion of nationally recognized independent counsel experienced in practice under the 1940 Act to the effect that the General Partner has successfully issued an additional or supplemental irrevocable and unconditional guarantee (x) of accrued and unpaid dividends (whether or not determined to be paid out of moneys legally available therefor) on the Series A Preferred Securities and (y) of the full amount of the Liquidation Distribution (as hereinafter defined) on the Series A Preferred Securities upon a liquidation of GTE Delaware (regardless of the amount of assets of GTE Delaware otherwise available for distribution in such liquidation) to avoid such Change in 1940 Act Law so that in the opinion of such counsel, notwithstanding such Change in 1940 Act Law, GTE Delaware is not required to be registered as an "investment company" within the meaning of the 1940 Act.

  After the date fixed for any distribution of Series A Junior Subordinated Debentures, upon dissolution of GTE Delaware, (i) the Series A Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Series A Preferred Securities, will receive a registered global certificate or certificates representing the Series A Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Series A Preferred Securities not held by DTC or its nominee will be deemed to represent Series A Junior Subordinated Debentures having a principal amount equal to the aggregate of the stated liquidation preference of, and accrued and unpaid dividends on, such Series A Preferred Securities until such certificates are presented to GTE or its agent for transfer or reissuance.

MANDATORY REDEMPTION

  Upon the repayment of the Series A Junior Subordinated Debentures at maturity, the proceeds from such repayment will be applied to redeem the Series A Preferred Securities, in whole, upon not less than 30 nor more than 60 days' notice, at the Redemption Price.

REDEMPTION PROCEDURES

  GTE Delaware may not redeem fewer than all the outstanding Series A Preferred Securities unless all accrued and unpaid dividends have been paid on all Series A Preferred Securities for all monthly dividend periods terminating on or prior to the date of redemption.

  If GTE Delaware gives a notice of redemption in respect of Series A Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York time, on the redemption date, GTE Delaware will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and will give

DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Series A Preferred Securities. See "Book-Entry-Only Issuance-- The Depository Trust Company". If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Series A Preferred Securities so called for redemption will cease, except the right of the holders of such Series A Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Series A Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Series A Preferred Securities is improperly withheld or refused and not paid either by GTE Delaware or by GTE pursuant to the Guarantee described under "Description of the Guarantee" in the accompany Prospectus, dividends on such Series A Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), GTE or its subsidiaries may at any time and from time to time purchase outstanding Series A Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  In the event of any voluntary or involuntary dissolution, winding-up or termination of GTE Delaware, the holders of the Series A Preferred Securities at the time will be entitled to receive out of the assets of GTE Delaware available for distribution to partners after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General Partner, but together with the holders of every other series of Preferred Securities outstanding, an amount equal to, in the case of holders of Series A Preferred Securities, the aggregate of the stated liquidation preference of $25 per Series A Preferred Security and accrued and unpaid dividends thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such dissolution, winding-up or termination, Series A Junior Subordinated Debentures in an aggregate principal amount equal to the Liquidation Distribution have been distributed on a pro rata basis to the holders of the Series A Preferred Securities.

  If, upon any such dissolution, the Liquidation Distribution can be paid only in part because GTE Delaware has insufficient assets available to pay in full the aggregate Liquidation Distribution and the aggregate maximum liquidation distributions on any other series of Preferred Securities, then the amounts payable directly by GTE Delaware on the Series A Preferred Securities and on such other series of Preferred Securities shall be paid on a pro rata basis, so that

    (i) the aggregate amount paid in respect of the Liquidation Distribution bears to the aggregate amount paid as liquidation distributions on the other series of Preferred Securities the same ratio as

    (ii) the aggregate Liquidation Distribution bears to the aggregate maximum liquidation distributions on the other series of Preferred Securities.

  Pursuant to the Limited Partnership Agreement, GTE Delaware shall be dissolved and its affairs shall be wound up: (i) on December 31, 2093, the expiration of the term of GTE Delaware, (ii) upon the bankruptcy of the General Partner, (iii) upon the assignment by the General Partner of its entire interest in GTE Delaware when the assignee is not admitted to GTE Delaware as a general partner of GTE Delaware in accordance with the Limited Partnership Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General

Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or any other event occurs which causes the General Partner to cease to be a general partner of GTE Delaware under the Partnership Act, unless the business of GTE Delaware is continued in accordance with the Partnership Act, (iv) in accordance with the provisions of the Series A Preferred Securities, (v) upon the entry of a decree of a judicial dissolution or (vi) upon the written consent of all partners of GTE Delaware.

MERGER, CONSOLIDATION OR AMALGAMATION OF GTE DELAWARE

  GTE Delaware may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. GTE Delaware may, without the consent of the holders of the Series A Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership or a trust organized as such under the laws of any state of the United States of America; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of GTE Delaware under the Series A Preferred Securities or (y) substitutes for the Series A Preferred Securities other securities having substantially the same terms as the Series A Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits and dividends or in the assets of the successor entity, at least as high as the Series A Preferred Securities rank with respect to participation in the profits and dividends or in the assets of GTE Delaware, (ii) GTE expressly acknowledges such successor entity as the holder of the Series A Junior Subordinated Debentures, (iii) the Series A Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Series A Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Series A Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Series A Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of GTE Delaware and (vii) prior to such merger, consolidation, amalgamation or replacement, GTE has received an opinion of nationally recognized independent counsel to GTE Delaware experienced in such matters to the effect that (x) such successor entity will be treated as a partnership for federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, GTE and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Series A Preferred Securities.

VOTING RIGHTS

  Except as provided below and under "Description of the Guarantee--Amendments and Assignment" in the accompanying Prospectus and as otherwise required by law and the Limited Partnership Agreement, the holders of the Series A Preferred Securities will have no voting rights.

  If (i) GTE Delaware fails to pay dividends in full on the Series A Preferred Securities for 18 consecutive monthly dividend periods; (ii) an Event of Default (as defined in the Indenture) occurs and is continuing on the Series A Junior Subordinated Debentures; or (iii) GTE is in default on any of its payment or other obligations under the Guarantee (as described under "Description of the Guarantee--Certain Covenants of GTE" in the accompanying Prospectus), then the holders of the Series A Preferred Securities, together with the holders of any other series of Preferred Securities having the right to vote for the appointment of a special representative of GTE Delaware and the limited partners (a "Special Representative") in such event, acting as a single class, will be entitled by the majority vote of such holders to appoint and authorize a Special Representative to enforce GTE Delaware's creditor rights under the Series A Junior Subordinated Debentures, to enforce the rights of the holders of the Series A Preferred Securities under the Guarantee and to enforce the rights of the holders of the Series A Preferred Securities to receive dividends on the Series A Preferred Securities. The Special Representative shall not be admitted as a partner in GTE Delaware or otherwise be deemed to be a partner in GTE Delaware and shall have no liability for the debts, obligations or liabilities of GTE Delaware. For purposes of determining whether GTE Delaware has failed to pay dividends in full for 18 consecutive monthly dividend periods, dividends shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative dividends have been or contemporaneously are paid with respect to all monthly dividend periods terminating on or prior to the date of payment of such full cumulative dividends. Not later than 30 days after such right to appoint a Special Representative arises, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. Any Special Representative so appointed shall cease to be a Special Representative of GTE Delaware and the limited partners if GTE Delaware (or GTE pursuant to the Guarantee) shall have paid in full all accrued and unpaid dividends on the Preferred Securities or such default or breach, as the case may be, shall have been cured, and GTE, in its capacity as the General Partner shall continue the business of GTE Delaware without dissolution. Notwithstanding the appointment of any such Special Representative, GTE shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months as provided under "Description of the Series A Junior Subordinated Debentures--Option to Extend Interest Payment Period".

  If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (i) any action which would adversely affect the powers, preferences or special rights of the Series A Preferred Securities, whether by way of amendment to the Limited Partnership Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partner interests in GTE Delaware ranking, as to participation in the profits and dividends or in the assets of GTE Delaware, senior to the Series A Preferred Securities), or (ii) the dissolution, winding-up or termination of GTE Delaware, other than (x) in connection with the distribution of Series A Junior Subordinated Debentures upon the occurrence of a Special Event or (y) as described under "Merger, Consolidation or Amalgamation of GTE Delaware" above, then the holders of outstanding Series A Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class with all other holders of series of Preferred Securities similarly affected, and such amendment or proposal shall not be effective except with the approval of the holders of 66 2/3% in liquidation preference of such outstanding Preferred Securities having a right to vote on the matter; provided, however, that no such approval shall be required if the dissolution, winding-up or termination of GTE Delaware is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the dissolution, winding-up, liquidation or termination of GTE.

  The rights attached to the Series A Preferred Securities will be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation of, any further limited partner interests of GTE Delaware ranking pari passu with the Series A Preferred Securities with regard to participation in the profits and dividends or in the assets of GTE Delaware. Holders of Series A Preferred Securities have no preemptive rights.

  So long as any Series A Junior Subordinated Debentures are held by GTE Delaware, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Trustee with respect to such series, (ii) waive any past default which is waivable under Section 6.06 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation preference of all series of Preferred Securities affected thereby, acting as a single class; provided, however, that where a consent under the Indenture would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of all series of Preferred Securities affected thereby. The General Partner shall not revoke any action previously authorized or approved by a vote of any series of Preferred Securities. The General Partner shall notify all holders of the Series A Preferred Securities of any notice of default received from the Trustee with respect to the Series A Junior Subordinated Debentures.

  Any required approval of holders of Series A Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the partners in GTE Delaware or pursuant to written consent. GTE Delaware will cause a notice of any meeting at which holders of Series A Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Series A Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents.

  No vote or consent of the holders of Series A Preferred Securities will be required for GTE Delaware to redeem and cancel Series A Preferred Securities in accordance with the Limited Partnership Agreement.

  Notwithstanding that holders of Series A Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Preferred Securities and any other series of Preferred Securities that are entitled to vote or consent with such Series A Preferred Securities as a single class at such time that are owned by GTE or any entity owned more than 50% by GTE, either directly or indirectly, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

  Holders of the Series A Preferred Securities will have no rights to remove or replace the General Partner.

BOOK-ENTRY-ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

  DTC will act as securities depository for the Series A Preferred Securities. The Series A Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Series A Preferred Security certificates will be issued, representing in the aggregate the total number of Series A Preferred Securities, and will be deposited with DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

  Purchases of Series A Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Series A Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Series A Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series A Preferred Securities. Transfers of ownership interests in the Series A Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series A Preferred Securities, except in the event that use of the book-entry system for the Series A Preferred Securities is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Series A Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series A Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. If less than all of the Series A Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

  Although voting with respect to the Series A Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Series A Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to GTE Delaware as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series A Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Dividend payments on the Series A Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, GTE Delaware or GTE, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC is the responsibility of GTE Delaware, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depository with respect to the Series A Preferred Securities at any time by giving reasonable notice to GTE Delaware. Under such circumstances, in the event that a successor securities depository is not obtained, Series A Preferred Security certificates are required to be printed and delivered. Additionally, GTE Delaware (with the consent of GTE) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Series A Preferred Securities will be printed and delivered. In each of the above circumstances, the General Partner will appoint a paying agent with respect to the Series A Preferred Securities.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that GTE Delaware believes to be reliable, but GTE Delaware takes no responsibility for the accuracy thereof.

REGISTRAR AND TRANSFER AGENT

  The First National Bank of Boston will act as registrar and transfer agent for the Series A Preferred Securities.

  Registration of transfers of Series A Preferred Securities will be effected without charge by or on behalf of GTE Delaware, but upon payment (with the giving of such indemnity as GTE Delaware or GTE may require) in respect of any tax or other government charges which may be imposed in relation to it.

  GTE Delaware will not be required to register or cause to be registered the transfer of Series A Preferred Securities after such Series A Preferred Securities have been called for redemption.

MISCELLANEOUS

  Application has been made to list the Series A Preferred Securities on the New York Stock Exchange.

  The General Partner is authorized and directed to conduct its affairs and to operate GTE Delaware in such a way that GTE Delaware will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for federal income tax purposes and so that the Series A Junior Subordinated Debentures will be treated as indebtedness of GTE for federal income tax purposes. In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership or the Limited Partnership Agreement, that the General Partner determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect the interests of the holders of the Series A Preferred Securities.

  Holders of the Series A Preferred Securities have no preemptive rights.

          DESCRIPTION OF THE SERIES A JUNIOR SUBORDINATED DEBENTURES

  Set forth below is a description of the specific terms of the Series A Junior Subordinated Debentures in which GTE Delaware will invest with the proceeds of the issuance and sale of (i) the Series A Preferred Securities and
(ii) the General Partner's capital contribution with respect to the Series A Preferred Securities (the "General Partnership Payment"). This description supplements the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Debentures". The following description does not purport to be complete and is qualified in its entirety by reference to the description in the accompanying Prospectus and the Indenture, dated as of June 1, 1994, between GTE and The Bank of New York, as
Trustee, as supplemented by a First Supplemental Indenture, dated as of      ,
1994 (the Indenture, as so supplemented, is hereinafter referred to as the "Indenture").

  Under certain circumstances involving the dissolution of GTE Delaware following the occurrence of a Special Event, Series A Junior Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of GTE Delaware. See "Description of the Series A Preferred Securities--Special Event Redemption or Distribution".

GENERAL

  The Series A Junior Subordinated Debentures will be issued as a series of Junior Subordinated Debentures under the Indenture. The Series A Junior Subordinated Debentures will be limited in aggregate principal amount to
approximately $     million, such amount being the sum of the aggregate stated
liquidation preference of the Series A Preferred Securities and the General Partnership Payment.

  The entire principal amount of the Series A Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as hereinafter defined), if any, on
     , 2024.

  The Series A Junior Subordinated Debentures if distributed to holders of Series A Preferred Securities in dissolution will initially be so issued as a Global Security (as defined below). As described herein, under certain limited circumstances Series A Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security (as defined below). See "Book-Entry and Settlement" below. In the event that Series A Junior Subordinated Debentures are issued in certificated form, such Series A Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series A Junior Subordinated Debentures issued as a Global Security will be made to DTC, as the depository for the Series A Junior Subordinated Debentures. In the event Series A Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series A Junior Subordinated Debentures will be registrable and Series A Junior Subordinated Debentures will be exchangeable for Series A Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Trustee in The City of New York; provided, that payment of interest may be made at the option of GTE by check mailed to the address of the persons entitled thereto.

  If the Series A Junior Subordinated Debentures are distributed to the holders of Series A Preferred Securities upon the dissolution of GTE Delaware, GTE will use its best efforts to list the Series A Junior Subordinated Debentures on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed and traded on the same part of any such exchange.

MANDATORY PREPAYMENT

  If GTE Delaware redeems Series A Preferred Securities in accordance with the terms thereof, the Series A Junior Subordinated Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any accrued and unpaid interest, including Additional Interest, if any. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York time, on the date of such redemption or at such other time on such earlier date as the parties thereto shall agree.

OPTIONAL REDEMPTION

  If there shall be no Series A Preferred Securities outstanding, GTE shall have the right to redeem the Series A Junior Subordinated Debentures, in whole
or in part, from time to time, on or after      , 1999, upon not less than 30
nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date.

INTEREST

  Each Series A Junior Subordinated Debenture shall bear interest at an interest rate which will be adjusted quarterly. The rate for the initial
period from the date of initial issuance to     , 1994 will be   % per annum.
Thereafter, interest on the Series A Junior Subordinated Debentures will be payable at the "Applicable Rate" in effect from time to time. The Applicable
Rate for any quarter will be equal to   % of the highest of the "Treasury Bill
Rate", the "Ten Year Constant Maturity Rate" and the "Thirty Year Constant Maturity Rate" determined in advance of such quarter. The Applicable Rate for
any quarter will not be less than   % per annum nor greater than   % per
annum. The "Treasury Bill Rate", the "Ten Year Constant Maturity Rate" and the "Thirty Year Constant Maturity Rate" with respect to any quarter shall be determined by GTE Delaware in the same manner as, and consistent with its determinations with respect to, quarters for the purposes of dividends payable on the Series A Preferred Securities. See "Description of the Series A Preferred Securities--Dividends".

  Such interest is payable monthly in arrears on the last day of each calendar
month of each year (each, an "Interest Payment Date"), commencing      , 1994,
to the person in whose name such Series A Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Series A Junior Subordinated Debentures shall not continue to remain in book-entry-only form, GTE shall have the right to select record dates which shall be more than one Business Day prior to the Interest Payment Date.

  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  GTE shall have the right at any time during the term of the Series A Junior Subordinated Debentures to extend the interest payment period from time to time to a period not exceeding 60 consecutive months (the "Extension Period"), at the end of which Extension Period GTE shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Junior Subordinated Debentures to the extent permitted by applicable law); provided, that, during any such Extension Period, GTE shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock. Prior to the termination of any such Extension Period, GTE may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, GTE may select a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. If GTE Delaware shall be the sole holder of the Series A Junior Subordinated Debentures, GTE shall give GTE Delaware notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date the dividends on the Series A Preferred Securities are payable or (ii) the date GTE Delaware is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities of the record date or the date such dividend is payable, but in any event not less than one Business Day prior to such record date. GTE shall cause GTE Delaware to give notice of GTE's selection of such Extension Period to the holders of the Series A Preferred Securities. If GTE Delaware shall not be the sole holder of the Series A Junior Subordinated Debentures, GTE shall give the holders of the Series A Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date GTE is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization, or to holders of the Series A Junior Subordinated Debentures, of the record or payment date of such related interest payment but in any event not less than two Business Days prior to such record date.

ADDITIONAL INTEREST

  If at any time GTE Delaware shall be required to pay any interest on dividends in arrears in respect of the Series A Preferred Securities pursuant to the terms thereof, then GTE will pay as interest to GTE Delaware as the holder of the Series A Junior Subordinated Debentures ("Additional Interest") an amount equal to such interest on dividends in arrears. In addition, if GTE Delaware would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, GTE also will pay as Additional Interest such amounts as shall be required so that the net amounts received and retained by GTE Delaware after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts GTE Delaware would have received had no such taxes, duties, assessments or governmental charges been imposed.

SET-OFF

  Notwithstanding anything to the contrary in the Indenture, GTE shall have the right to set-off any payment it is otherwise required to make thereunder with and to the extent GTE has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

EVENTS OF DEFAULT

  In the case any Event of Default (as defined in the Indenture) shall occur and be continuing, GTE Delaware will have the right to declare the principal of and the interest on the Series A Junior Subordinated Debentures (including any Additional Interest) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Series A Junior Subordinated Debentures. See "Enforcement of Certain Rights by Special Representative" below for a discussion of certain rights available to holders of the Series A Preferred Securities upon the occurrence of an Event of Default.

ENFORCEMENT OF CERTAIN RIGHTS BY SPECIAL REPRESENTATIVE

  If (i) GTE Delaware fails to pay dividends in full on the Series A Preferred Securities for 18 consecutive monthly dividend periods; (ii) an Event of Default occurs and is continuing on the Series A Junior Subordinated Debentures; or (iii) GTE is in default on any of its payment of other obligations under the Guarantee, under the terms of the Series A Preferred Securities, the holders of outstanding Series A Preferred Securities will have the rights referred to under "Description of the Series A Preferred Securities--Voting Rights", including the right to appoint a Special Representative, which Special Representative shall be authorized to exercise GTE Delaware's right to accelerate the principal amount of the Series A Junior Subordinated Debentures and to enforce GTE Delaware's other creditor rights under the Series A Junior Subordinated Debentures. Notwithstanding the appointment of any such Special Representative, GTE shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months.

BOOK-ENTRY AND SETTLEMENT

  If distributed to holders of Series A Preferred Securities in connection with the dissolution of GTE Delaware as a result of the occurrence of a Special Event, the Series A Junior Subordinated Debentures will be issued in the form of one or more global certificates (each, a "Global Security") registered in the name of the nominee of DTC. Except under the limited circumstances described below, Series A Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series A Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depository or its nominee.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

  Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Series A Junior Subordinated Debentures in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Series A Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

  THE DEPOSITORY. DTC will act as security depository for the Series A Junior Subordinated Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Series A Preferred Securities--Book-Entry-Only Issuance--The Depository Trust Company". As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Series A Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC.

  Neither GTE, the Trustee, any paying agent nor any other agent of GTE or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Series A Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  DISCONTINUANCE OF THE DEPOSITORY'S SERVICES. A Global Security shall be exchangeable for Series A Junior Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies GTE that it is unwilling or unable to continue as a depository for such

Global Security and no successor depository shall have been appointed, or if any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository,
(ii) GTE in its sole discretion determines that such Global Security shall be so exchangeable or (iii) there shall have occurred an Event of Default with respect to such Series A Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Junior Subordinated Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

  For restrictions on certain actions of the General Partner with respect to Series A Junior Subordinated Debentures held by GTE Delaware, see "Description of the Series A Preferred Securities--Voting Rights".

                     EFFECT OF OBLIGATIONS UNDER THE
        SERIES A JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

  As set forth in the Limited Partnership Agreement, the sole purpose of GTE Delaware is to issue limited partnership interests in GTE Delaware, including, without limitation, the Series A Preferred Securities, and to use the proceeds thereof to purchase the Series A Junior Subordinated Debentures or other similar debt instruments of GTE.

  As long as payments of interest and other payments are made when due on the Series A Junior Subordinated Debentures, such payments will be sufficient to cover dividends and payments due on the Series A Preferred Securities primarily because (i) the aggregate principal amount of Series A Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation preference of the Series A Preferred Securities and the General Partnership Payment; (ii) the interest rate and interest and other payment dates on the Series A Junior Subordinated Debentures will match the dividend rate and dividend and other payment dates for the Series A Preferred Securities; (iii) the Limited Partnership Agreement provides that GTE, as General Partner, shall pay for all, and GTE Delaware shall not be obligated to pay, directly or indirectly, for any, costs and expenses of GTE Delaware; and
(iv) the Limited Partnership Agreement further provides that the General Partner shall not cause or permit GTE Delaware to, among other things, engage in any activity that is not consistent with the purposes of GTE Delaware.

  If GTE fails to make interest or other payments on the Series A Junior Subordinated Debentures when due, the Limited Partnership Agreement provides a mechanism whereby the holders of the Series A Preferred Securities may enforce the rights of GTE Delaware under the Series A Junior Subordinated Debentures through the appointment of a Special Representative. Payments of dividends and other payments due on the Series A Preferred Securities out of moneys held by GTE Delaware are guaranteed by GTE to the extent set forth under "Description of the Guarantee" in the accompanying Prospectus. The Limited Partnership Agreement also provides, and GTE, under the Guarantee, acknowledges, that a Special Representative may be appointed to enforce the Guarantee if GTE is in default on any of its payment obligations under the Guarantee. In addition, if the General Partner or the Special Representative fails to enforce the Guarantee, a holder of a Series A Preferred Security may institute a legal proceeding directly against GTE to enforce its rights under the Guarantee without first instituting a legal proceeding against GTE Delaware or any other person or entity.

  GTE and GTE Delaware believe that the above mechanisms and obligations, taken together, are substantially equivalent to a full and unconditional guarantee by GTE of payments due on the Series A Preferred Securities.

                            UNITED STATES TAXATION

GENERAL

  This section is a summary of certain United States federal income tax considerations that may be relevant to prospective purchasers of Series A Preferred Securities and represents the opinion of Sullivan & Cromwell, special tax counsel to GTE and GTE Delaware, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below.

  No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Series A Preferred Securities. Moreover, the discussion focuses on holders of Series A Preferred Securities who are individual citizens or residents of the United States that hold the Series A Preferred Securities as a capital asset and has only limited application to corporations, estates, trusts or non-resident aliens. Accordingly, each prospective purchaser of Series A Preferred Securities should consult, and should depend on, his or her own tax advisor in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Series A Preferred Securities.

INCOME FROM SERIES A PREFERRED SECURITIES

  In the opinion of Sullivan & Cromwell, GTE Delaware will be a partnership for federal income tax purposes. Accordingly, each holder of Series A Preferred Securities (a "Preferred Securityholder") will be required to include in gross income the Preferred Securityholder's distributive share of the net income of GTE Delaware. Such income will not exceed the dividends received on such Series A Preferred Securities, except in limited circumstances as described below under "Potential Extension of Interest Payment Period". No portion of such income will be eligible for the dividends received deduction.

DISPOSITION OF SERIES A PREFERRED SECURITIES

  Gain or loss will be recognized on a sale of Series A Preferred Securities, including a redemption for cash, equal to the difference between the amount realized and the Preferred Securityholder's tax basis for the Series A Preferred Securities sold. Gain or loss recognized by a Preferred Securityholder on the sale or exchange of a Series A Preferred Security held for more than one year will generally be taxable as long-term capital gain or loss.

RECEIPT OF SERIES A JUNIOR SUBORDINATED DEBENTURES UPON LIQUIDATION OF GTE DELAWARE

  Under certain circumstances, as described under the caption "Description of the Series A Preferred Securities--Special Event Redemption or Distribution", Series A Junior Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of GTE Delaware. Under current United States federal income tax law, such a distribution would be treated as a non-taxable exchange to each holder of Series A Preferred Securities and would result in the holder of Series A Preferred Securities receiving an aggregate tax basis in the Series A Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Series A Preferred Securities. A holder's holding period in the Series A Junior Subordinated Debentures so received in liquidation of GTE Delaware would include the period for which the Series A Preferred Securities were held by such holder. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Special Event, however, the dissolution could be a taxable event to holders of the Series A Preferred Securities. In the judgment of special tax counsel to GTE and GTE Delaware, the series of events which would result in the recognition of taxable gain by holders of the Series A Preferred Securities, by reason of a dissolution of GTE Delaware in response to a Special Event, is unlikely to occur. There can be no assurance in this regard, however.

GTE DELAWARE INFORMATION RETURNS AND AUDIT PROCEDURES

  GTE, as the General Partner in GTE Delaware, will furnish each Series A Preferred Securityholder with a Schedule K-1 each year setting forth such Series A Preferred Securityholder's allocable share of income for the prior calendar year. GTE is required to furnish such Schedule K-1 as soon as practicable following the end of the year, but in any event prior to March 31.

  Any person who holds Series A Preferred Securities as a nominee for another person is required to furnish to GTE Delaware (a) the name, address and taxpayer identification number of the beneficial owner and the nominee; (b) information as to whether the beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or
(iii) a tax-exempt entity; (c) the amount and description of Series A Preferred Securities held, acquired or transferred for the beneficial owner; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and certain information on Series A Preferred Securities they acquire, hold or transfer for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information to GTE Delaware. The nominee is required to supply the beneficial owners of the Series A Preferred Securities with the information furnished to GTE Delaware.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD

  Under the Indenture, GTE has the right to extend from time to time the interest payment period on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months. In the event that the interest payment period is extended, GTE Delaware will continue to accrue income on an economic basis over the course of the Extension Period.

  Accrued income will be allocated, but not distributed, to holders of record on the Business Day preceding the last day of each calendar month. As a result, holders of record during an Extension Period will include interest in gross income in advance of the receipt of cash, and any such holders who dispose of Series A Preferred Securities prior to the record date for the payment of dividends following such Extension Period will include interest in gross income but will not receive any cash related thereto from GTE Delaware. The tax basis of a Series A Preferred Security will be increased by the amount of any interest that is included in income without a receipt of cash, and will be decreased again when and if such cash is subsequently received from GTE Delaware.

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is any holder who or which is (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust, in either case not subject to United States federal income tax on a net income basis in respect of a Series A Preferred Security.

  Under current United States federal income tax law, subject to the discussion below with respect to backup withholding:

    (i) Payments by GTE Delaware or any of its paying agents to any holder of a Series A Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax provided that
  (a) the beneficial owner of the Series A Preferred Security does not actually or constructively own 10%, or more of the total combined voting power of all classes of capital stock of GTE entitled to vote, (b) the beneficial owner of the Series A Preferred Security is not a controlled foreign corporation that is related to GTE through stock ownership and
  (c) either (x) the beneficial owner of the Series A Preferred Security certifies to GTE Delaware or its agent, under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (y) the holder of the Series A Preferred Security is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and such holder certifies to GTE Delaware or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes GTE Delaware or its agent with a copy thereof; and

    (ii) a United States Alien Holder of a Series A Preferred Security will generally not be subject to United States federal withholding tax on any gain realized on the sale or exchange of a Series A Preferred Security unless such holder is present in the United States for 183 days or more in the taxable year of sale and either has a "tax home" in the United States or certain other requirements are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  In general, information reporting requirements will apply to payments to noncorporate United States holders of the proceeds of the sale of Series A Preferred Securities within the United States and "backup withholding" at a rate of 31% will apply to such payments if the United States holder fails to provide an accurate taxpayer identification number.

  Payments of the proceeds from the sale by a United States Alien Holder of Series A Preferred Securities made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of Series A Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, GTE Delaware has agreed to sell to each of the Underwriters named below, and each
of the Underwriters, for whom Goldman, Sachs & Co., and                 , are
acting as Representatives, has severally agreed to purchase from GTE Delaware the respective number of Series A Preferred Securities set forth opposite its name below:

                                                                      NUMBER OF
                                                                      PREFERRED
                                UNDERWRITER                           SECURITIES
                                -----------                           ----------
      Goldman, Sachs & Co............................................





                                                                         ----
        Total........................................................
                                                                         ====

  The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities
dealers at such price less a concession of $    per Series A Preferred
Security. The Underwriters may allow, and such dealers may reallow, a
concession not in excess of $    per Series A Preferred Security to certain
brokers and dealers. After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

  In view of the fact that the proceeds of the sale of the Series A Preferred Securities will ultimately be used to purchase the Series A Junior Subordinated Debentures, the Underwriting Agreement provides that GTE will pay as compensation ("Underwriters' Compensation"), for the Underwriters' arranging the investment therein of such proceeds, an amount in New York
Clearing House (next day) funds of $    per Series A Preferred Security ($
per Series A Preferred Security sold to certain institutions) for the accounts of the several Underwriters.

  GTE and GTE Delaware have agreed, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of
(i) the date, after the closing date, on which the distribution of the Series A Preferred Securities and the Guarantee ceases, as determined by the Underwriters, or (ii) 90 days after the closing date, not to offer, sell, contract to sell, or otherwise dispose of any Series A Preferred Securities, any limited partnership interests of GTE Delaware, or any preferred stock or any other securities of GTE Delaware or GTE which are substantially similar to the Series A Preferred Securities including the Guarantee, or any securities convertible into or exchangeable for Series A Preferred Securities, limited partnership interests, preferred stock or such substantially similar securities of either GTE Delaware or GTE, without the prior written consent of the Underwriters.

  Prior to this offering, there has been no public market for the Series A Preferred Securities. In order to meet one of the requirements for listing the Series A Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Series A Preferred Securities to a minimum of 400 beneficial holders.

  GTE Delaware and GTE have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Certain of the Underwriters engage in transactions with, and from time to time have performed services for, GTE and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Series A Preferred Securities, the validity of the Limited Partnership Agreement and the formation of GTE Delaware are being passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to GTE and GTE Delaware. The validity of the Indenture, the Guarantee and the Series A Junior Subordinated Debentures will be passed upon on behalf of GTE Delaware and GTE by Michael T. Masin, Esq., Vice Chairman and Acting General Counsel of GTE, and on behalf of the Underwriters by Milbank, Tweed, Hadley & McCloy, counsel to the Underwriters. Mr. Masin will rely on Richards, Layton & Finger, P.A. as to certain matters of Delaware law. Statements as to United States taxation in the Prospectus Supplement in the second paragraph under the caption "Investment Considerations--Special Event Redemption or Distribution", and under the caption "United States Taxation", have been passed upon for GTE and GTE Delaware by Sullivan & Cromwell, special tax counsel to GTE and GTE Delaware, and are stated herein on their authority.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                                ---------------
                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
GTE Delaware..............................................................  S-3
GTE Corporation...........................................................  S-3
Investment Considerations.................................................  S-4
Summary Financial and Operating Information of GTE........................  S-6
Capitalization of GTE.....................................................  S-8
Use of Proceeds...........................................................  S-8
Description of the Series A Preferred Securities..........................  S-9
Description of the Series A Junior Subordinated Debentures................ S-21
Effect of Obligations under the Series A Junior Subordinated Debentures and the Guarantee........................................................ S-25
United States Taxation.................................................... S-26
Underwriting.............................................................. S-29
Legal Matters............................................................. S-30
                                   PROSPECTUS
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
GTE Delaware..............................................................    3
GTE Corporation...........................................................    3
Consolidated Ratios of Earnings to Fixed Charges and Earnings to Combined
 Fixed Charges and Preferred Stock Dividends of GTE Corporation...........    3
Use of Proceeds...........................................................    4
Description of the Preferred Securities...................................    4
Description of the Guarantee..............................................    5
Description of the Junior Subordinated Debentures.........................    7
Plan of Distribution......................................................   12
Experts...................................................................   13
Legal Opinions............................................................   13

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                PREFERRED SECURITIES

                                  GTE DELAWARE

   GUARANTEED TO THE EXTENT THE ISSUER HAS FUNDS AS SET FORTH HEREIN BY


                             GTE CORPORATION LOGO

                           CUMULATIVE ADJUSTABLE RATE
                      MONTHLY INCOME PREFERRED SECURITIES,
                                    SERIES A

                                ---------------

                             PROSPECTUS SUPPLEMENT

                                ---------------

                              GOLDMAN, SACHS & CO.


                      REPRESENTATIVES OF THE UNDERWRITERS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JUNE 23, 1994

                                 $1,000,000,000


                             GTE CORPORATION LOGO

                         JUNIOR SUBORDINATED DEBENTURES

                                  GTE DELAWARE

                              PREFERRED SECURITIES

                                  ----------

  GTE Corporation, a New York corporation ("GTE"), may from time to time offer its junior subordinated debentures (the "Junior Subordinated Debentures") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Junior Subordinated Debentures when issued will be unsecured and subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of GTE.

  GTE Delaware, L.P. ("GTE Delaware"), a Delaware special purpose limited partnership in which GTE is the general partner, may offer, from time to time, its preferred securities, representing limited partner interests (the "Preferred Securities"), in one or more series. The payment of periodic cash distributions ("dividends") with respect to Preferred Securities of any series, out of moneys held by GTE Delaware, and payments on liquidation or redemption with respect to the Preferred Securities are guaranteed by GTE to the extent described herein (the "Guarantee"). GTE's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of GTE and pari passu with the most senior preferred stock issued by GTE. Junior Subordinated Debentures also may be issued and sold from time to time in one or more series by GTE to GTE Delaware in connection with the investment of the proceeds from the offering of Preferred Securities. The Junior Subordinated Debentures subsequently may be distributed pro rata to holders of Preferred Securities in connection with the dissolution of GTE Delaware upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

  Specific terms of the particular Junior Subordinated Debentures and Preferred Securities of any series in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in the accompanying Prospectus Supplement with respect to such series, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, interest rate (or the method of determining such rate), if any, dates on which premium, if any, and interest, if any, will be payable, any redemption provisions, any sinking fund provisions, the initial public offering price, any listing on a securities exchange and any other terms and (ii) in the case of Preferred Securities, the specific designation, number of Preferred Securities, dividend rate (or the method of determining such rate), dates on which dividends will be payable, liquidation preference, voting rights, any redemption provisions, terms for any conversion or exchange into other securities, the initial public offering price, any listing on a securities exchange, and any other rights, preferences, privileges, limitations and restrictions.

  The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Offered Securities shall not exceed $1,000,000,000.

  The Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable to the Offered Securities.

                                  ----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON   THE  ACCURACY  OR  ADEQUACY  OF   THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

  The Offered Securities will be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents or any dealers or underwriters are involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Offered Securities.

                    The date of this Prospectus is     , 1994.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION

  GTE is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, New York, New York 10048; and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street at prescribed rates and can be inspected at the New York, Chicago and Pacific Stock Exchanges.

  This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by GTE Delaware and GTE with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to the Registration Statement for further information with respect to GTE, GTE Delaware and the Securities offered hereby. Statements contained or incorporated by reference herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the Registration Statement.

  No separate financial statements of GTE Delaware have been included herein. GTE and GTE Delaware do not consider that such financial statements would be material to holders of Preferred Securities because GTE Delaware is a newly formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than as set forth below. GTE Delaware is a limited partnership formed under the laws of the State of Delaware. GTE is the sole general partner in GTE Delaware and, as of the date hereof, directly or indirectly beneficially owns all of GTE Delaware's partnership interests. See "GTE Delaware".

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  GTE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and its Quarterly Report on Form 10-Q for the period ended March 31, 1994, as filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference. All documents filed by GTE pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  GTE hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, including any beneficial owner, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates. Requests for such copies should be directed to Mr. R.J. Tuccillo, Assistant Secretary of GTE, at One Stamford Forum, Stamford, CT 06904. Mr. Tuccillo's telephone number is (203) 965-2942.

                                 GTE DELAWARE

  GTE Delaware is a limited partnership formed under the laws of the State of Delaware. GTE Delaware exists for the sole purpose of issuing its limited partnership interests and investing the net proceeds thereof in Junior Subordinated Debentures. All of its partnership interests, as of the date hereof, are beneficially owned, directly or indirectly, by GTE. GTE is the sole general partner in GTE Delaware (the "General Partner"). GTE Finance Corporation, a Delaware corporation and wholly-owned subsidiary of GTE ("GTE Finance"), is, as of the date hereof, the sole limited partner in GTE Delaware. Upon the issuance of Preferred Securities, which securities represent limited partner interests in GTE Delaware, GTE Finance will remain as a limited partner, but will have no interest in the profits and dividends or in the assets of GTE Delaware. GTE Delaware has a term of approximately 99 years, unless earlier dissolved. GTE Delaware's registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, telephone:
(302) 658-7581. All of GTE Delaware's business and affairs will be conducted by GTE, as the sole general partner. The principal place of business of GTE Delaware is c/o GTE Corporation, One Stamford Forum, Stamford, Connecticut 06904, telephone number (203) 965-2000.

                                GTE CORPORATION

  GTE is the fourth-largest publicly-held telecommunications company in the world, the largest U.S.-based local telephone company and the second-largest provider of cellular-mobile telephone services in the United States in terms of population in the areas served. As of March 31, 1994, through Telephone Operations, GTE provided local telephone services to approximately 17.2 million customer access lines in 33 states within the United States and approximately 5.1 million customer access lines in British Columbia and Quebec, Canada, the Dominican Republic and Venezuela. Through Telecommunications Products and Services, GTE provides cellular-mobile communications, command, control and communication systems, information marketing and networking services, satellite services and air-to-ground communications, and publishes yellow pages telephone directories. As of March 31, 1994, GTE's cellular operations served a potential subscriber population of approximately 53.1 million "POPs" in the United States. The location of the principal executive offices of GTE is One Stamford Forum, Stamford, Connecticut 06904, telephone number (203) 965-2000.

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                  AND EARNINGS TO COMBINED FIXED CHARGES AND
                 PREFERRED STOCK DIVIDENDS OF GTE CORPORATION

                                    YEARS ENDED DECEMBER 31,
                                    ------------------------ THREE MONTHS ENDED
                                    1989 1990 1991 1992 1993   MARCH 31, 1994
                                    ---- ---- ---- ---- ---- ------------------
Consolidated ratio of earnings to
 fixed charges (unaudited)(a)...... 2.52 2.35 2.22 2.66 2.07        3.69
Consolidated ratio of earnings to
 combined fixed charges and
 preferred stock dividends
 (unaudited)(a).................... 2.42 2.28 2.17 2.61 2.04        3.61

- --------
(a) For purposes of computing the consolidated ratios, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense, preferred stock dividends of subsidiaries, the additional income requirement to cover preferred stock dividends of subsidiaries and the portion of rent expense representing interest. Amounts applicable to entities that are at least 50%-owned have been added to both earnings and fixed charges, and amounts applicable to minority interests have been deducted from both earnings and fixed charges. Excluding from 1993 the effect of the one-time restructuring charge, the cost of voluntary separation programs at Telephone Operations and the gain on the sale of non-strategic telephone properties, the consolidated ratio of earnings to fixed charges would have been 3.31 and the consolidated ratio of earnings to combined fixed charges and preferred stock dividends would have been 3.26.

                                USE OF PROCEEDS

  GTE Delaware will invest all proceeds received from the sale of Preferred Securities in Junior Subordinated Debentures. Unless otherwise specified in the Prospectus Supplement, the net proceeds to be received by GTE from the sale of Junior Subordinated Debentures will be used to reduce short-term obligations, including current maturities (at May 31, 1994, totaling approximately $2.0 billion, at an average interest cost of approximately 4.45%), and for general corporate purposes.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  GTE Delaware may issue, from time to time, Preferred Securities, in one or more series, having terms described in the Prospectus Supplement relating thereto. The limited partnership agreement of GTE Delaware will be amended and restated (as so amended and restated, "Limited Partnership Agreement") to authorize the establishment of one or more series of Preferred Securities, having such terms, including dividends, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth therein or otherwise established by the General Partner pursuant thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a particular series for specific terms, including (i) the distinctive designation of such series which shall distinguish it from other series; (ii) the number of Preferred Securities included in such series, which number may be increased or decreased from time to time unless otherwise provided by the General Partner in creating the series; (iii) the annual dividend rate (or method of determining such rate) for Preferred Securities of such series and the date or dates upon which such dividends shall be payable, provided, however, dividends on any series of Preferred Securities shall be payable on a monthly basis to holders of such series of Preferred Securities as of a record date in each month during which such series of Preferred Securities are outstanding; (iv) whether dividends on Preferred Securities of such series shall be cumulative, and, in the case of Preferred Securities of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on Preferred Securities of such series shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of GTE Delaware to the holders of Preferred Securities of such series upon voluntary or involuntary dissolution, winding-up or termination of GTE Delaware; (vi) the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities of such series may be redeemed or purchased, in whole or in part, at the option of GTE Delaware or the General Partner; (vii) the obligation, if any, of GTE Delaware to purchase or redeem Preferred Securities of such series and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities of such series shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (viii) the voting rights, if any, of Preferred Securities of such series in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities of one of more series, or of both, as a condition to specified action or amendments to the Limited Partnership Agreement; and (ix) any other relative rights, preferences, privileges, limitations or restrictions of Preferred Securities of the series not inconsistent with the Limited Partnership Agreement or with applicable law. All Preferred Securities offered hereby will be guaranteed by GTE to the extent set forth below under "Description of the Guarantee". Any applicable federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

                         DESCRIPTION OF THE GUARANTEE

  Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by GTE for the benefit of the holders from time to time of Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

  GTE will irrevocably and unconditionally agree, to the extent set forth herein, to pay in full, to the holders of the Preferred Securities of each series, the Guarantee Payments (as defined below) (except to the extent paid by GTE Delaware), as and when due, regardless of any defense, right of set-off or counterclaim which GTE Delaware may have or assert. The following payments with respect to any series of Preferred Securities to the extent not paid by GTE Delaware (the "Guarantee Payments") will be subject to the Guarantee (without duplication): (i) any accrued and unpaid dividends which are required to be paid on the Preferred Securities of such series, to the extent GTE Delaware shall have funds legally available therefor, (ii) the redemption price, including all accrued and unpaid dividends (the "Redemption Price"), payable out of funds legally available therefor with respect to any Preferred Securities called for redemption by GTE Delaware and (iii) upon a liquidation of GTE Delaware, the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid dividends on the Preferred Securities of such series to the date of payment and (b) the amount of assets of GTE Delaware remaining available for distribution to holders of Preferred Securities of such series in liquidation of GTE Delaware. GTE's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by GTE to the holders of Preferred Securities or by causing GTE Delaware to pay such amounts to such holders.

CERTAIN COVENANTS OF GTE

  In the Guarantee, GTE will covenant that, so long as any Preferred Securities remain outstanding, GTE will not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect to the foregoing if at such time GTE shall be in default with respect to its payment or other obligations under the Guarantee or there shall have occurred any event that would constitute an Event of Default under the Indenture.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be changed only with the prior approval of the holders of not less than 66 2/3% in liquidation preference of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities of each series will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of GTE and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

  The Guarantee will terminate and be of no further force and effect as to the Preferred Securities of any series upon full payment of the Redemption Price of all Preferred Securities of such series, and will terminate completely upon full payment of the amounts payable upon liquidation of GTE Delaware. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities of any series must restore payment of any sums paid under such series of Preferred Securities or the Guarantee.

STATUS OF THE GUARANTEE

  The Guarantee will constitute an unsecured obligation of GTE and will rank
(i) subordinate and junior in right of payment to all liabilities of GTE, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by GTE and with any guarantee now or hereafter entered into by GTE in respect of any preferred or preference stock of any affiliate of GTE and (iii) senior to GTE's common stock. The Limited Partnership Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

  The Guarantee will constitute a guarantee of payment and not of collection. The Guarantee will be deposited with the General Partner to be held for the benefit of the holders of each series of the Preferred Securities. In the event of the appointment of a Special Representative to, among other things, enforce the Guarantee, the Special Representative may take possession of the Guarantee for such purpose. If no Special Representative has been appointed to enforce the Guarantee, the General Partner has the right to enforce the Guarantee on behalf of the holders of each series of the Preferred Securities. The holders of not less than 10% in aggregate liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce the Guarantee as above provided, any holder of Preferred Securities may institute a legal proceeding directly against GTE to enforce its rights under the Guarantee, without first instituting a legal proceeding against GTE Delaware or any other person or entity. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by GTE Delaware and by complete performance of all obligations under the Guarantee.

GOVERNING LAW

  The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

  Junior Subordinated Debentures may be issued from time to time in one or more series under an Indenture, dated as of June 1, 1994 (the "Indenture"), between GTE and The Bank of New York, as Trustee (the "Trustee"). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.

GENERAL

  The Junior Subordinated Debentures will be unsecured, subordinated obligations of GTE. The Indenture does not limit the aggregate principal amount of Junior Subordinated Debentures which may be issued thereunder and provides that the Junior Subordinated Debentures may be issued thereunder from time to time in one or more series.

  The Junior Subordinated Debentures are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of GTE's Board of Directors or a special committee thereof (each, a "Supplemental Indenture") (Section 2.01). The aggregate principal amount of Junior Subordinated Debentures relating to Preferred Securities of any series will be set forth in the Prospectus Supplement for such series and will be equal to the sum of the aggregate liquidation preference of the Preferred Securities for such series and the General Partner's capital contribution with respect to the Preferred Securities for such series. Junior Subordinated Debentures relating to Preferred Securities of any series subsequently may be distributed pro rata to holders of Preferred Securities of such series in connection with the dissolution of GTE Delaware upon the occurrence of certain events described in the Prospectus Supplement relating to the Preferred Securities of such series.

  Reference is made to the Prospectus Supplement which will accompany this Prospectus for the following terms of the series of Junior Subordinated Debentures being offered thereby: (i) the specific title of such Junior Subordinated Debentures; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debentures; (iii) the date or dates on which the principal of such Junior Subordinated Debentures is payable; (iv) the rate or rates at which such Junior Subordinated Debentures will bear interest or the method of determination of such rate or rates; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which and the terms and conditions upon which such Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of GTE; (viii) the obligation, if any, of GTE to redeem or purchase such Junior Subordinated Debentures pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debentures shall be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) the form of such Junior Subordinated Debentures; (x) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Junior Subordinated Debentures shall be issuable; (xi) any and all other terms with respect to such series; and (xii) whether such Junior Subordinated Debentures are issuable as a global security, and in such case, the identity of the depository. (Section 2.01).

  The Indenture does not contain any provisions that afford holders of Junior Subordinated Debentures protection in the event of a highly leveraged transaction involving GTE.

SUBORDINATION

  The Indenture provides that the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined below) of GTE as provided in the Indenture. No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the Junior Subordinated Debentures may be made if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or if the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of GTE to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment. The rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full. (Sections 14.01 to 14.03). However, since Senior Indebtedness currently is not secured and ranks pari passu with other unsecured indebtedness of GTE, rights of subrogation currently do not improve the position of the holders of the Junior Subordinated Debentures in relation to the holders of any other unsecured indebtedness of GTE.

  The term "Senior Indebtedness" shall mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed:

    (a) all indebtedness of GTE evidenced by notes, debentures, bonds or other securities sold by GTE for money;

    (b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by GTE or in effect guaranteed by GTE; and

    (c) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a) and (b);

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Junior Subordinated Debentures. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Section 1.01).

  The Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued. As of May 31, 1994, Senior Indebtedness of GTE aggregated approximately $6.4 billion.

CERTAIN COVENANTS OF GTE

  GTE will covenant that it will not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock, if at such time (i) there shall have occurred any event that would constitute an Event of Default under the Indenture, (ii) GTE shall be in default with respect to its payment of any obligations under the Guarantee or (iii) GTE shall have given notice of its selection of an extended interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing. (Section 4.06). GTE will also covenant (i) to remain the sole general partner of GTE Delaware and maintain 100% ownership of the general partnership interests thereof; provided that any permitted successor of GTE under the

Indenture may succeed to GTE's duties as General Partner, (ii) to contribute capital to the extent required to maintain its capital at an amount equal to at least 3% of the total capital contributions to GTE Delaware, (iii) not to voluntarily dissolve, wind-up or terminate GTE Delaware, except in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities in liquidation of GTE Delaware and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement, (iv) to timely perform all of its duties as the general partner in GTE Delaware (including the duty to pay dividends on the Preferred Securities) and (v) to use its reasonable efforts to cause GTE Delaware to remain a limited partnership and otherwise continue to be treated as a partnership for United States federal income tax purposes. (Section 4.07).

FORM, EXCHANGE, REGISTRATION AND TRANSFER

  Junior Subordinated Debentures of each series will be issued in registered form and in either certificated form or will be represented by one or more global securities. If not represented by one or more global securities, Junior Subordinated Debentures may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Debenture Registrar or at the office of any transfer agent designated by GTE for such purpose with respect to any series of Junior Subordinated Debentures and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the relevant Indenture. Such transfer or exchange will be effected upon the Debenture Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. GTE has appointed the Trustee as Debenture Registrar with respect to the Junior Subordinated Debentures. (Section 2.05). If a Prospectus Supplement refers to any transfer agents (in addition to the Debenture Registrar) initially designated by GTE with respect to any series of Junior Subordinated Debentures, GTE may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that GTE will be required to maintain a transfer agent in each Place of Payment for such series. (Section 4.02). GTE may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

  In the event of any redemption in part, GTE shall not be required to (i) issue, register the transfer of or exchange any Junior Subordinated Debenture during a period beginning at the opening of business 15 days before any selection for redemption of Junior Subordinated Debentures of like tenor and of the series of which such Junior Subordinated Debenture is a part, and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Junior Subordinated Debentures of like tenor and of such series to be redeemed and
(ii) register the transfer of or exchange any Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Debenture being redeemed in part. (Section 2.05).

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium (if any) on any Junior Subordinated Debenture will be made only against surrender to the Paying Agent of such Junior Subordinated Debenture. Unless otherwise indicated in an applicable Prospectus Supplement, principal of and any premium and interest, if any, on Junior Subordinated Debentures will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as GTE may designate from time to time, except that at the option of GTE payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debenture Register with respect to such Junior Subordinated Debentures. (Section 4.03). Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Junior Subordinated Debenture on any Interest Payment Date will be made to the person in whose name such Junior Subordinated Debenture (or Predecessor Security) is registered at the close of business on the Regular Record Date for such interest payment. (Section 2.03).

  GTE will act as Paying Agent with respect to the Junior Subordinated Debentures. GTE may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that GTE will be required to maintain a Paying Agent in each Place of Payment for each series of the respective Junior Subordinated Debentures. (Sections 4.02 and 4.03).

  All moneys paid by GTE to a Paying Agent for the payment of the principal of or premium or interest, if any, on any Junior Subordinated Debenture of any series which remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to GTE and the holder of such Junior Subordinated Debenture will thereafter look only to GTE for payment thereof. (Section 11.05).

GLOBAL DEBENTURES

  If any Junior Subordinated Debentures of a series are represented by one or more global securities, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Debenture may exchange such interests for Junior Subordinated Debentures of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a Global Debenture will be payable in the manner described in the applicable Prospectus Supplement. (Section 2.11).

  The specific terms of the depository arrangement with respect to any portion of a series of Junior Subordinated Debentures to be represented by a Global Debenture will be described in the applicable Prospectus Supplement.

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting GTE and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures of each series which are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby,
(i) extend the fixed maturity of any Junior Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Junior Subordinated Debenture so affected or (ii) reduce the percentage of Junior Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Junior Subordinated Debenture then outstanding and affected thereby. (Section 9.02).

  In addition, GTE and the Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of Junior Subordinated Debentures. (Sections 2.01, 9.01 and 10.01).

EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to each series of Junior Subordinated Debentures:

    (a) failure for 10 days to pay interest on the Junior Subordinated Debentures of that series, including any Additional Interest in respect thereof, when due; or

    (b) failure to pay principal or premium, if any, on the Junior Subordinated Debentures of that series when due whether at maturity, upon redemption by declaration or otherwise, or to make any sinking fund payment with respect to that series; or

    (c) failure to observe or perform any other covenant (other than those specifically relating to another series) contained in the Indenture for 90 days after notice; or

    (d) the dissolution, winding-up or termination of GTE Delaware, except in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities in liquidation of GTE Delaware and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement; or

    (e) certain events in bankruptcy, insolvency or reorganization of GTE. (Section 6.01).

  The holders of a majority in aggregate outstanding principal amount of any series of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series. (Section 6.06). The Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the Junior Subordinated Debentures may declare the principal due and payable immediately on default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee. (Sections 6.01 and 6.06).

  The holders of a majority in aggregate outstanding principal amount of all series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest. (Section 6.06). GTE is required to file annually with the Trustee a certificate as to whether or not GTE is in compliance with all the conditions and covenants under the Indenture. (Section 5.03(d)).

CONSOLIDATION, MERGER AND SALE

  The Indenture does not contain any covenant which restricts GTE's ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions. (Section 10.01).

DEFEASANCE AND DISCHARGE

  Under the terms of the Indenture, GTE will be discharged from any and all obligations in respect of the Junior Subordinated Debentures of any series (except in each case for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) if GTE deposits with the Trustee, in trust, moneys or Government Obligations, in an amount sufficient to pay all the principal of, and interest on, the Junior Subordinated Debentures of such series on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures. (Sections 11.01 and 11.02).

GOVERNING LAW

  The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.05).

INFORMATION CONCERNING THE TRUSTEE

  The Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01). Subject to such provision, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. (Section 7.02). The Trustee is not required to expand or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01).

  GTE maintains a deposit account and banking relationship with the Trustee. The Trustee serves as trustee under other indentures pursuant to which unsecured debt securities of GTE are outstanding.

MISCELLANEOUS

  GTE will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of GTE; provided, that, in the event of any such assignment, GTE will remain liable for all such obligations. GTE Delaware may not assign any of its rights under the Indenture without the prior written consent of GTE. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto. (Section 13.11).

                             PLAN OF DISTRIBUTION

  GTE may sell any series of Junior Subordinated Debentures, and GTE Delaware may sell any series of Preferred Securities, being offered hereby in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to each series of Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters or agents, the purchase price of such Offered Securities and the proceeds to GTE or GTE Delaware, as the case may be, from such sale, any underwriting discounts or agency fees and other item's constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed.

  If underwriters are used in the sale, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

  Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of Offered Securities, if any are purchased. In the event of a default of one or more of the underwriters involving not more than one-eleventh of the aggregate number or aggregate principal amount of Offered Securities offered for sale, the non-defaulting underwriters would be required to purchase the Offered Securities agreed to be purchased by such defaulting underwriter or underwriters. In the event of a default in excess of one-eleventh of the aggregate number or aggregate principal amount of Offered Securities, then GTE and/or GTE Delaware may, at their or its option, sell to the non-defaulting underwriters all of the Offered Securities which such underwriters have committed to purchase.

  Underwriters and agents may be entitled under agreements entered into with GTE and/or GTE Delaware to indemnification by GTE and/or GTE Delaware against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for GTE in the ordinary course of business.

  Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold by GTE or GTE Delaware for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange.

                                    EXPERTS

  The consolidated financial statements included in GTE's Annual Report on Form 10-K for the year ended December 31, 1993, which is incorporated by reference in this Prospectus, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

                                LEGAL OPINIONS

  Certain legal matters in connection with the Offered Securities will be passed upon for GTE by Michael T. Masin, Esq., Vice Chairman and Acting General Counsel, and for the purchasers or underwriters by Milbank, Tweed, Hadley & McCloy, New York, New York. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon by Richards, Layton & Finger, P.A., as special Delaware counsel for GTE and GTE Delaware. Mr. Masin will rely on the opinion of Richards, Layton & Finger, P.A. as to certain matters of Delaware law. As of June 15, 1994, Mr. Masin was the beneficial owner of approximately 2,600 shares of GTE Common Stock.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 16. EXHIBITS

 EXHIBIT NO.                              DOCUMENT
 -----------                              --------
  *1.1       Form of Underwriting Agreement to be used in connection with the issuance of Preferred Securities.
   1.2       Form of Underwriting Agreement to be used in connection with the issuance of Junior Subordinated Debentures.
  *4.1       Form of Indenture between GTE and The Bank of New York, as
              Trustee.
   4.2       Form of Supplemental Indenture to Indenture to be used in
              connection with the issuance of Junior Subordinated Debentures and fixed rate Preferred Securities.
   4.3       Form of Supplemental Indenture to Indenture to be used in
              connection with the issuance of Junior Subordinated Debentures and adjustable rate Preferred Securities.
   4.4       Form of Supplemental Indenture to Indenture to be used in
              connection with the issuance of Junior Subordinated Debentures only.
  *4.5       Certificate of Limited Partnership of GTE Delaware.
   4.6       Form of Amended and Restated Agreement of Limited Partnership of
              GTE Delaware.
   4.7       Form of Preferred Security (included in Exhibit 4.6 above).
   4.8       Form of Junior Subordinated Debenture (included in Exhibit 4.4).
  *4.9       Form of Guarantee Agreement with respect to Preferred Securities.
  *5.1       Opinion of Michael T. Masin.
  *5.2       Opinion of Richards, Layton & Finger.
  *8.1       Opinion of Sullivan & Cromwell.
 *12.1       Computations of consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends.
  23.1       Consent of Arthur Andersen & Co.
 *23.2       Consent of Michael T. Masin (included in Exhibit 5.1 above).
 *23.3       Consent of Sullivan & Cromwell (included in Exhibit 8.1 above).
 *23.4       Consent of Richards, Layton & Finger (included in Exhibit 5.2 above).
 *25.1       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture.

- -------
* Previously filed.

                                  SIGNATURES

  PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, GTE CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF STAMFORD AND STATE OF CONNECTICUT ON THE 30TH DAY OF JUNE 1994.

                                      GTE Corporation


                                      By        Charles R. Lee
                                         -------------------------------
                                               (Charles R. Lee)
                                           Chairman of the Board and
                                            Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, GTE DELAWARE, L.P. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF STAMFORD AND STATE OF CONNECTICUT, ON THE 30TH DAY OF JUNE 1994.

                                      GTE Delaware, L.P.

                                      By:GTE Corporation,
                                         General Partner

                                      By        Charles R. Lee
                                         ------------------------------------
                                               (Charles R. Lee)
                                           Chairman of the Board and
                                            Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING DIRECTORS AND OFFICERS OF GTE CORPORATION IN THE CAPACITIES AND ON THE DATE INDICATED.

                                          Principal executive officer:


Date: June 30, 1994                    By            Charles R. Lee
                                         --------------------------------------
                                                    (Charles R. Lee)
                                                Chairman of the Board and
                                                 Chief Executive Officer

                                          Principal financial officer:

Date: June 30, 1994                    By        J. Michael Kelly
                                         --------------------------------------
                                                (J. Michael Kelly)
                                           Senior Vice President--Finance

                                          Principal accounting officer:

Date: June 30, 1994                    By        William D. Wilson
                                         --------------------------------------
                                                (William D. Wilson)
                                            Vice President and Controller

                                          Directors:


                                       By
                                         --------------------------------------
                                               (Edwin L. Artzt--Director)

                                                     James R. Barker
                                       By--------------------------------------
Date: June 30, 1994                            (James R. Barker--Director)

                                                     Edward H. Budd
                                       By--------------------------------------
Date: June 30, 1994                            (Edward H. Budd--Director)

                                                     Kent B. Foster
                                       By--------------------------------------
Date: June 30, 1994                            (Kent B. Foster--Director)

                                                    James L. Johnson
                                       By--------------------------------------
Date: June 30, 1994                            (James L. Johnson--Director)

                                                    Richard W. Jones
                                       By--------------------------------------
Date: June 30, 1994                           (Richard W. Jones--Director)

                                                    James L. Ketelsen
                                       By--------------------------------------
Date: June 30, 1994                           (James L. Ketelsen--Director)

                                                     Charles R. Lee
                                          By-----------------------------------
Date: June 30, 1994                            (Charles R. Lee--Director)

                                                    Michael T. Masin
                                          By-----------------------------------
Date: June 30, 1994                           (Michael T. Masin--Director)

                                                     Sandra O. Moose
                                          By-----------------------------------
Date: June 30, 1994                            (Sandra O. Moose--Director)

                                                    Russell E. Palmer
                                          By-----------------------------------
Date: June 30, 1994                           (Russell E. Palmer--Director)

                                                      Howard Sloan
                                          By-----------------------------------
Date: June 30, 1994                             (Howard Sloan--Director)

                                                    Robert D. Storey
                                          By-----------------------------------
Date: June 30, 1994                           (Robert D. Storey--Director)

                                                     James W. Walter
                                          By-----------------------------------
Date: June 30, 1994                            (James W. Walter--Director)

                                                   Charles Wohlstetter
                                          By-----------------------------------
Date: June 30, 1994                          (Charles Wohlstetter--Director)

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                           DESCRIPTION                           PAGE NO.
 -------                         -----------                           --------
  *1.1   Form of Underwriting Agreement to be used in connection
          with the issuance of Preferred Securities.
   1.2   Form of Underwriting Agreement to be used in connection
          with the issuance of Junior Subordinated Debentures.
  *4.1   Form of Indenture between GTE and The Bank of New York, as
          Trustee.
   4.2   Form of Supplemental Indenture to Indenture to be used in
          connection with the issuance of Junior Subordinated
          Debentures and fixed rate Preferred Securities.
   4.3   Form of Supplemental Indenture to Indenture to be used in
          connection with the issuance of Junior Subordinated and
          adjustable rate Preferred Securities.
   4.4   Form of Supplemental Indenture to Indenture to be used in
          connection with the issuance of Junior Subordinated
          Debentures only.
  *4.5   Certificate of Limited Partnership of GTE Delaware.
   4.6   Form of Amended and Restated Agreement of Limited
          Partnership of GTE Delaware.
   4.7   Form of Preferred Security (included in Exhibit 4.6 above).
   4.8   Form of Junior Subordinated Debenture (included in Exhibit
          4.4 above).
  *4.9   Form of Guarantee Agreement with respect to Preferred
          Securities.
  *5.1   Opinion of Michael T. Masin.
  *5.2   Opinion of Richards, Layton & Finger.
  *8.1   Opinion of Sullivan & Cromwell.
 *12.1   Computations of consolidated ratio of earnings to fixed
          charges and consolidated ratio of earnings to combined
          fixed charges and preferred stock dividends.
  23.1   Consent of Arthur Andersen & Co.
 *23.2   Consent of Michael T. Masin (included in Exhibit 5.1
          above).
 *23.3   Consent of Sullivan & Cromwell (included in Exhibit 8.1
          above).
 *23.4   Consent of Richards, Layton & Finger (included in Exhibit
          5.2 above).
 *25.1   Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of The Bank of New York, as Trustee
          under the Indenture.

- --------
* Previously filed.

                                      E-1